As filed with the Securities and
                                    Exchange Commission on September 4, 2003
                                  An Exhibit List can be found on page II-6.
                                                 Registration No. 333-107328



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               PICK-UPS PLUS, INC.
                 (Name of small business issuer in its charter)
---------------------------------------- ------------------------------------- -------------------------------------
               DELAWARE                                  6794                              31-12440524
    (State or other Jurisdiction of          (Primary Standard Industrial      (I.R.S. Employer Identification No.)
    Incorporation or Organization)           Classification Code Number)
---------------------------------------- ------------------------------------- -------------------------------------

                         4360 FERGUSON DRIVE, SUITE 120
                             CINCINNATI, OHIO 45245
                                 (513) 398-4344

(Address and telephone number of principal executive offices and principal place of business)

                             ROBERT WHITE, PRESIDENT
                               PICK-UPS PLUS, INC.
                         4360 FERGUSON DRIVE, SUITE 120
                             CINCINNATI, OHIO 45245
                                 (513) 398-4344

            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                        CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                        REGISTERED         SECURITY(1)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of common stock, $.001 par value (2)               8,000,000              $0.01            $ 80,000.00           $6.47
Shares of common stock, $.001 par value (3)               2,000,000              $0.01            $ 20,000.00           $1.62
Shares of common stock, $.001 par value (4)                 588,235              $0.01            $  5,882.35           $0.48
Total                                                    10,588,235                               $105,882.35           $8.57*

======================================================= ================= ==================== ===================== ==============



*Previously Paid.


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on July 23, 2003.
(2)  Represents shares underlying equity line of credit.
(3) Represents shares underlying convertible debenture. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(4)  Represents shares of common stock.


                          ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



==============================================================================

PROSPECTUS                      SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2003


     The information in this prospectus is not complete and may be changed.

                               PICK-UPS PLUS, INC.
                              10,588,235 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the sale of up to an aggregate of 10,588,235 shares of common stock by the selling stockholders.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our equity line of credit with Cornell Capital Partners, L.P. All costs associated with this registration will be borne by us. We have agreed to pay Cornell Capital Partners, L.P. 7% of the proceeds that we receive under the Equity Line of Credit.


         Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "PUPS." The last reported sales price per share of our common stock as reported by the NASD Over-The-Counter Bulletin Board on August 27, 2003, was $0.01.


                            -----------------------

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                            -----------------------


         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. Cornell Capital Partner, L.P. will pay a net purchase price of 95% of our market price as calculated in the equity line of credit agreement.

         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY PICK-UPS PLUS, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  The date of this prospectus is ______, 2003.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                                   OUR COMPANY

         Since 1993, we have been a franchisor, wholesaler, retailer and installer of accessories for trucks and sports utility vehicles. We currently have six operating franchised stores that are located in California, Illinois, Kentucky, Louisiana, Ohio and Texas and an agreement for a new location in Illinois. We also have two company-owned stores one of which is in Ohio and one of which is in Kentucky.

         For the three months ended March 31, 2003, we generated revenue in the amount of $362,092 and net loss of $132,009. In addition, for the year ended December 31, 2002, we generated revenue in the amount of $2,476,329 and a net loss of $429,821. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated April 5, 2003, have expressed substantial doubt about our ability to continue as going concern.


         Our offices are located at 4360 Ferguson Dive, Suite 120, Cincinnati, 45245; our telephone number is (513) 398-4344.


                                  THE OFFERING


Common stock offered by selling stockholders .............................   Up to  10,588,235  shares,  based on current
                                                                             market prices and assuming  full  conversion
                                                                             of  the   convertible   note.   This  number
                                                                             represents 11.2% of our current  outstanding
                                                                             stock  and  includes   8,000,000  shares  of
                                                                             common  stock to be issued  under the equity
                                                                             line   of   credit   agreement   and  up  to
                                                                             2,000,000  shares of common stock underlying
                                                                             convertible debentures.

Common stock to be outstanding after the offering                            Up to 94,332,232 shares
Use of proceeds...........................................................   We will not  receive any  proceeds  from the
                                                                             sale of the common  stock.  We will  receive
                                                                             proceeds  from the sale of our common  stock
                                                                             pursuant to the equity  line of credit.  See
                                                                             "Use   of    Proceeds"    for   a   complete
                                                                             description.
Over-The-Counter Bulletin Board ..........................................   PUPS

         The above information is based on 83,743,997 shares of common stock outstanding as of July 23, 2003.

Explanatory note: on June 25, 2003, we entered into a securities purchase agreement and equity line of credit agreement with Cornell Capital Partners, LP. Any issuance of shares of common stock pursuant to these agreements that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us filing the certificate of amendment to our certificate of incorporation increasing our authorized shares of common stock from 100,000,000 to 250,000,000. We have filed and mailed a definitive information statement with the securities and exchange commission stating that a majority of the shareholders of our company have authorized the increase in our authorized shares of common stock on June 23, 2003. We intend on filing the certificate of amendment to our certificate of incorporation on or about September 11, 2003. We are registering 10,588,235 shares of common stock pursuant to this prospectus that are underlying the convertible debentures issued in connection with the securities purchase agreement and the equity line of credit agreement. Upon filing the certificate of amendment, we will amend this prospectus to include additional shares of common stock that are issuable pursuant to these agreements.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:

WE HAVE HAD RECURRING LOSSES AND SUCH LOSSES MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.


         We had a loss of $429,821 for the year ended December 31, 2002 compared to a loss of $1,324,954 for the fiscal year ended December 31, 2001. In addition, we had a loss of $405,519 for the six months ended June 30, 2003 compared to a loss of $440,086 for the six months ended June 30, 2002. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our franchised stores. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.


WE WILL NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR OUR OPERATIONS.

         Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to cost increases that could make our funds, if any, insufficient to support our operations. We will seek additional capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to us, or that any future offering of securities will be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of our outstanding common stock. We could suffer adverse consequences if we are unable to obtain additional capital when needed.

WE MUST COMPLY WITH FEDERAL AND STATE FRANCHISE REGULATIONS AND IF WE SHOULD FAIL TO MATERIALLY COMPLY WITH SUCH REGULATIONS, IT MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS OPERATIONS.

         The offer and sale of franchises is subject to extensive federal and state laws and substantial regulation under such laws by government agencies, including the Federal Trade Commission and various state authorities. Pursuant to Federal Trade Commission regulations, we are required to furnish to prospective franchisees a current franchise offering disclosure document containing information prescribed by the Federal Trade Commission. We use uniform franchise offering circulars to satisfy this disclosure obligation. In addition, in certain states, we are required to register or file with such states and to provide prescribed disclosures. We are required to update our offering disclosure documents to reflect the occurrence of material events. The occurrence of any such events may from time to time require us to cease offering and selling franchises until the disclosure document relating to such franchising business is updated. There can be no assurance that we will be able to update our disclosure documents (or in the case of any newly acquired franchising business, prepare an adequate disclosure document) or become registered in certain states in a time frame consistent with our expansion plans, that we will not be required to cease offering and selling franchises or that we will be able to comply with existing or future franchise regulation in any particular state, any of which could have an adverse effect on our results of operation.

THE LOSS OF OUR KEY EMPLOYEES AND OUR ABILITY TO ATTRACT AND/OR RETAIN QUALIFIED PERSONNEL MAY ADVERSELY AFFECT OUR GROWTH OBJECTIVES.

         Our success in achieving our growth objectives depends upon the efforts of our top management as well as other of our management members. In addition, our business is dependent upon our ability to attract and retain sales personnel, business administrators and corporate management. The loss of the services of any of these individuals may have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

         The wholesale/retail industry for the accessories of trucks and sports utility vehicles is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.


Our Certificate of Incorporation, as amended, currently authorizes the issuance of 100,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. On June 23, 2003, the majority stockholders of our company authorized the increase in our common stock and preferred stock. The increase in our common stock and preferred stock will take place upon our filing of the certificate of amendment to our certificate of incorporation on or about September 11, 2003, which is 20 days after the mailing of our definitive information statement. Upon filing of the certificate of amendment to the certificate of incorporation, we will have 250,000,000 share of common stock and 10,000,000 shares of preferred stock authorized. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

         Our Certificate of Incorporation and By-Laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

UNCERTAINTY AS TO THE CONTINUATION OF THE COMPANY AS A GOING CONCERN


         We realized a net losses of $429,821 and $1,324,954 for the years ended December 31, 2002 and 2001, respectively, and also sustained a net loss of $405,519 for the six months ended June 30, 2003. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet our working capital needs.


RISKS RELATING TO OUR COMMON STOCK:

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

         As of July 23, 2003, the Company had 83,743,997 shares of its Common Stock issued and outstanding of which we believe 41,229,651 shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of common stock may adversely affect prevailing market prices of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

IN THE FUTURE, THE AUTHORIZATION OF OUR PREFERRED STOCK MAY HAVE AN ADVERSE EFFECT ON THE RIGHTS OF HOLDERS OF OUR COMMON STOCK

         We may, without further action or vote by our shareholders, designate and issue additional shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

RISKS RELATING TO OUR CURRENT EQUITY LINE AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR EQUITY LINE THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the equity line of credit in the amount up to $2,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company.

UNDER THE LINE OF CREDIT, CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.


THE CONTINUOUSLY ADJUSTABLE PRICE FEATURE OF OUR EQUITY LINE OF CREDIT COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon receipt of an advance pursuant to the equity line of credit is essentially limitless. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $35,000 under the equity line of credit, based on market prices 25%, 50% and 75% below the closing bid price as of August 29, 2003 of $0.02:


                                              Number           % of
% Below      Price Per      With Discount     of Shares        Outstanding
Market         Share            of 5%         Issuable         Stock
---------    ---------      -------------     ----------       -----------
25%            $.015          $.0143           2,447,552        2.84%
50%            $.01           $.0095           3,684,211        4.21%
75%            $.005          $.0048           7,291,667        8.01%


         As illustrated, the number of shares of common stock issuable in connection with an advance under the equity line of credit will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS

         In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line the company may request numerous draw downs pursuant to the terms of the equity line. Even if the company uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to the company the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the equity line of credit will increase, which will materially dilute existing stockholders' equity and voting rights.


THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the equity line of credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $35,000 per advance.

RISKS RELATING TO OUR CURRENT CONVERTIBLE DEBENTURE FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

         As of July 23, 2003, we had 83,743,997 shares of common stock issued and outstanding. Furthermore, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures and the sale of shares pursuant to our equity line may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon sale pursuant to the equity line, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of August 29, 2003 of $0.02.


                                                      Number         % of
% Below       Price Per         With Discount        of Shares       Outstanding
Market         Share            at 20%               Issuable        Stock
------        ---------         -------------     --------------    ------------
25%             $.015             $.012              15,000,000      15.19%
50%             $.01              $.008              22,500,000      21.18%
75%             $.005             $.004              45,000,000      34.95%


         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 8,000,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.


         In June 2003, we entered into a Securities Purchase Agreement for the sale of an aggregate of $180,000 principal amount of convertible debentures to Cornell Capital Partners, LP. The convertible debentures are due and payable, with 5% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible debenture, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the convertible debentures, if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners, LP. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the equity line of credit. The purchase price of the shares purchased under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice to advance funds date. We have agreed to pay Cornell Capital Partners, L.P. 7% of the proceeds that we receive under the Equity Line of Credit. We cannot draw more than $35,000 per advance.

         For illustrative purposes, we have has set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit. The table assumes estimated offering expenses of $45,000, plus the 7% fee to be paid to Cornell Capital Partners, LP.



GROSS PROCEEDS                        $1,000,000       $2,000,000

NET PROCEEDS                          $  885,000       $1,815,000

USE OF PROCEEDS:                          AMOUNT           AMOUNT
------------------------------------------------------------------

Sales and marketing                   $  300,000       $  700,000
Administrative Expenses, Including
  Salaries                            $  300,000       $  700,000
General Working Capital               $  285,000       $  415,000
                                   -------------    -------------
TOTAL                                 $  885,000       $1,815,000
                                   =============    =============

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders including Cornell Capital Partners, L.P. and Katalyst Securities LLC. A description of each selling shareholder's relationship to our company and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.






                                                                   PERCENTAGE
                                                                       OF
                                      PERCENTAGE                   OUTSTANDING                 PERCENTAGE
                                          OF                         SHARES                        OF
                                      OUTSTANDING     SHARES TO      TO BE                     OUTSTANDING
                       SHARES           SHARES           BE         ACQUIRED       SHARES        SHARES
                    BENEFICIALLY     BENEFICIALLY     ACQUIRED        UNDER         TO BE      BENEFICIALLY
                       OWNED            OWNED         UNDER THE     THE LINE       SOLD IN        OWNED
     SELLING          BEFORE           BEFORE          LINE OF         OF            THE          AFTER
   STOCKHOLDER       OFFERING         OFFERING       CREDIT/NOTE   CREDIT/NOTE(1)  OFFERING      OFFERING
----------------  --------------     ------------    -----------  ------------    ----------   ------------
Cornell Capital
Partners, L.P.         20,250,000(2)     24.2%       233,026,316      73.6%     10,000,000(3)       0.0%
101 Hudson Street
Suite 3606
Jersey City, NY 07302


Katalyst
Securities LLC            588,235          *                   0       0.0%        588,235          0.0%
405 Lexington Avenue
48th Floor
New York, NY 10174 * Less than 1%.



(1) Applicable percentage of ownership is based on 83,743,997 shares of common stock outstanding as of July 23, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of July 23, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 23, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents 11,250,000 shares issuable upon conversion of a convertible debenture in the amount of $180,000 and 9,000,000 shares held by Cornell Capital Partners pursuant to various security and pledge agreements entered into between Cornell Capital Partners and three of our shareholders in connection with the Securities Purchase Agreement dated June 25, 2003, which such shares are to be returned to these shareholders upon repayment or conversion of the convertible debenture.

(3) Includes 8,000,000 shares of common stock to be issued under the Equity Line of Credit Agreement and up to 2,000,000 shares of common stock underlying convertible debentures.

         The following information contains a description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with our company:


o CORNELL CAPITAL PARTNERS, L.P. is the investor under the Equity Line of Credit and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Mr. Angelo does not have voting control over the shares beneficially owned by Cornell Capital Partners.

Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:



                  EQUITY LINE OF CREDIT. In June 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay the company 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, we have agreed to pay Cornell Capital Partners, L.P. 7% of the proceeds that we receive under the Equity Line of Credit. We are registering 8,000,000 shares in this offering which may be issued under the equity line of credit.


                  CONVERTIBLE DEBENTURES. To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 25, 2003 for the sale of $180,000 in convertible debentures. To date, the investor has provided the Company with an aggregate of $100,000, and is required to provide us with an additional $80,000 in funding upon obtaining shareholder approval authorizing an increase in our authorized shares of common stock and filing of a registration statement with the Securities Exchange Commission registering the shares of common stock underlying the convertible debentures. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) $.03 or (ii) an amount equal to eighty percent (80%) of the average of the three lowest daily volume weighted average prices of the common stock for the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) $.03 or (ii) an amount equal to eighty percent (80%) of the average of the three lowest daily volume weighted average prices of the common stock for the five trading days immediately preceding the conversion date. Cornell Capital Partners purchased the convertible debentures from us in a private placement in June 2003. We are registering in this offering 2,000,000 shares of common stock underlying the convertible debentures.


                  THERE ARE CERTAIN RISKS RELATED TO SALES BY CORNELL CAPITAL PARTNERS, INCLUDING:

                  The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that it gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

                  To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

                  The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.


o KATALYST SECURITIES LLC. Katalyst Securities LLC is an unaffiliated registered broker-dealer that has been retained by us. Mr. John Fitzgerald, Katalyst Securities LLC 's President, makes the investment decisions on behalf of Katalyst Securities LLC and has voting control over the securities beneficially owned by Katalyst Securities LLC. For its services in connection with the Equity Line of Credit, Katalyst Securities LLC received a fee of 588,235 shares of common stock. These shares are being registered in this offering.

                              EQUITY LINE OF CREDIT

         SUMMARY. In June 2003, we entered into an equity line of credit with Cornell Capital Partners, L.P. Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, we have agreed to pay Cornell Capital Partners, L.P. 7% of the proceeds that we receive under the Equity Line of Credit. In addition, we engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

         We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $2,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is subject to an aggregate maximum advance amount of $35,000. The amount available under the equity line of credit is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 210,526,316 shares of common stock in order to raise the maximum amount of $2,000,000 under the equity line of credit at a purchase price of $0.0095 (i.e., 95% of a recent stock price of $0.01).


         The following is an example of the amount of shares of our common stock issuable in connection with an advance of $35,000 under the equity line of credit, based on market prices 25%, 50% and 75% below the closing bid price as of August 29, 2003 of $0.02.

                                                Number             % of
% Below     Price Per        With Discount     of Shares           Outstanding
Market         Share           of 5%           Issuable            Stock
--------    ----------       -------------     -----------         -----------
25%           $.015            $.0143           2,447,552           2.84%
50%           $.01             $.0095           3,684,211           4.21%
75%           $.005            $.0048           7,291,667           8.01%


         We are registering a total of 8,000,000 shares of common stock for the sale under the equity line of credit. The issuance of shares under the equity line of credit may result in a change of control. That is, up to 210,526,316 shares of common stock could be issued under the equity line of credit. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

         Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $45,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 7% of each advance. In addition, we issued 588,235 shares of common stock to Katalyst Securities LLC, a registered broker-dealer, as a placement agent fee.

           SAMPLE CONVERSION CALCULATION OF THE CONVERTIBLE DEBENTURE

         In June 2003, we entered into a Securities Purchase Agreement whereby we issued $180,000 in convertible debentures to Cornell Capital Partners, LP. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) $.03 or (ii) an amount equal to eighty percent (80%) of the average of the three lowest daily volume weighted average prices of the common stock for the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) $.03 or (ii) an amount equal to eighty percent (80%) of the average of the three lowest daily volume weighted average prices of the common stock for the five trading days immediately preceding the conversion date. Cornell Capital Partners purchased the convertible debentures from us in a private placement in June 2003. We are registering in this offering 2,000,000 shares of common stock underlying the convertible debentures.


         The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $180,000 of debentures on August 29, 2003, a conversion price of $0.016 per share, the number of shares issuable upon conversion would be:


                  $180,000/$.016 =  11,250,000 shares


         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures in the amount of $180,000, based on market prices 25%, 50% and 75% below the market price, as of August 29, 2003 of $0.02.


                                            Number                % of
% Below     Price Per     With Discount     of Shares             Outstanding
Market         Share        at 20%          Issuable              Stock
----------  ----------    --------------    -----------           ------------
25%           $.015         $.012           15,000,000            15.19%
50%           $.01          $.008           22,500,000            21.18%
75%           $.005         $.004           45,000,000            34.95%

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.


     Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. As an underwriter of the equity line common stock, Cornell Capital Partners, L.P. is subject to the same restrictions as any underwriter, including the prospectus delivery requirements of Section 5(b)(2) of the Securities Act and the applicable restrictions of Regulation M, with respect to short selling activities. Cornell Capital Partners, L.P. and Katalyst Securities LLC have agreed that they will not, and that they will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to our common stock. Cornell Capital Partners, L.P. will pay 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 7% of the proceeds received by us under the equity line of credit. The 7% discount is an underwriting discount. In addition, we have engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock.


     Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $45,000, as well as retention of 7% of the gross proceeds received under the equity line of credit. In addition, we engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "PUPS." The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                    Low($)    High($)
                                    ------    -------
2001
----
First Quarter                       0.28      1.00
Second Quarter                      0.07      0.31
Third Quarter                       0.03      0.09
Fourth Quarter                      0.01      0.03

2002
----
First Quarter                       0.01      0.09
Second Quarter                      0.05      0.18
Third Quarter                       0.04      0.07
Fourth Quarter                      0.03      0.08

2003
----
First Quarter                       0.02      0.05
Second Quarter                      0.01      0.03

         As of July 23, 2003, our shares common of common stock were held by 127 stockholders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Florida Atlantic Stock Transfer, Inc.

DIVIDEND POLICY

         Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;
         o contain projections of our future results of operations or of our financial condition; and
         o        state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL

         We were formed in 1993 and operate as a franchisor, wholesaler, retailer and installer of accessories for trucks and sports utility vehicles. We currently have six operating franchised stores that are located in California, Illinois, Kentucky, Louisiana, Ohio and Texas and two company-owned stores one of which are in Ohio and one of which is located in Kentucky. These acquisitions were recorded under the purchase method of accounting and accordingly, revenues and expenses of these stores have been included in operations from the respective dates of acquisition.


RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2003 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2002

         Retail sales for the six months ended June 30, 2003 reflected a 46.2% decrease when compared to the same periods in the previous year. This was primarily due to the closing of the Muncie, Indiana store in February 2003 and the Akron, Ohio store in early March 2003. However, sales in the Cincinnati area stores also declined as well. This is due to the significantly greater rainfall in the area for the year to date and the sluggish economy.

         Gross profit, as a percentage of retail sales, was 31.2% and 35.5% for the six months ended June 30, 2003 and the six months ended June 30, 2002, respectively. This reduction in gross profit from 2002 to 2003 is a result of the customer refunds and discounts that became necessary upon the closing of the Muncie, Indiana and Akron, Ohio stores and the clearance of slow-moving inventory to allow us to streamline future operations.

         Selling, general and administrative expenses decreased by $273,961 (29.9%) when comparing the six-month period ended June 30, 2003 with the same period in 2002. This was due to decreased overhead expenses due to the two Company store closings referred to above.

         As a result of the above, we reflected net losses of $405,519 ($.01 per share) and $440,086 ($.01 per share) for the six-month periods ended June 30, 2003 and 2002, respectively.


RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2001

         For the period ended December 31, 2002, we incurred a net loss of $429,821, or $.01 per share compared to a net loss of $1,324,954, or $.08 per share, for the year ended December 31, 2001. The decrease in net loss reflects the decrease in costs and expenses over the prior period. We generated revenues of $2,349,139 from retail sales for the year ended December 31, 2002.

         Our total operating expenses decreased $478,558 to $2,906,150 for the year ended December 31, 2002 from $3,384,708 for the year ended December 31, 2001. This decrease in expenses is attributed to a $238,494 decrease in selling, general and administrative expenses.

         Our loss from operations decreased by $895,133 from $1,324,954 at December 31, 2001 to $429,821 at December 31, 2002.

         We realize revenue primarily from net sales generated by the retail stores, continuing royalty fees, and initial franchise fees. Revenue increased by $416,575 (20.2%) to $2,476,329 in 2002 from $2,059,754 in 2001. This increase is partially attributable to all four retail stores being open for a full twelve months in 2002.

         Cost of Sales as a percentage of retail sales decreased to 63.7% for 2002 compared to 72.1% for 2001. This was a result of management's continued purchasing program and emphasis on increasing sales of more profitable items.

         Selling, general and administrative expenses decreased $238,494 in 2002 compared to the year 2001. This decrease was the result of elimination of corporate staff and the continued program of cost containment at both the retail stores and the corporate office.

         Interest expense decreased by $43,031 in 2002 compared to 2001 and $100,926 was realized in 2002 in cost reduction due to settlements and restructuring of debt.

         As a result of the above, we reflected a net loss of $429,821 or $.01 per share in 2002 compared to a net loss of $1,324,954 or $.08 per share in 2001.

LIQUIDITY AND CAPITAL RESOURCES


         As of June 30, 2003, current liabilities exceeded current assets by $827,039. As of December 31, 2002, current liabilities exceeded current assets by $809,148.

         We used $218,000 in cash to support operating needs in the six months ended June 30, 2003 compared to $251,000 used in 2002, primarily due to the lower loss suffered in the 2003 period. No cash was used for investing purposes in 2003. For the comparative period in 2002, we received a refund of security deposits in the amount of $45,400. During the six month period ended June 30, 2003, we were provided with $224,000 from financing activities. This was primarily a result of funds received ($100,000) from the issuance of convertible debentures and the receipt of $155,000 from an investor in connection with stock subscribed to in 2002. For the comparable period in 2002, we received $258,000 from the sale of our equity securities.

         We currently have insufficient funds available for operations and are required to seek additional financing to supplement cash generated from the operations of the remaining two company-owned retail stores. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet its financing requirements, and the success of its future operations.

The following is a description of certain transactions that were entered into to help provide funds for ongoing operations:

         On March 29, 2001, we entered into (i) a Placement Agent Agreement (the Agreement) with an investment banking group, May Davis Group, Inc., to assist in the sales of our debentures and (ii) an Equity Line of Credit Agreement with Cornell Capital Partners, LP whereby we would sell to Cornell, from time to time, up to $2,000,000 of our common stock subject to certain market limitations. We also agreed to pay to Cornell, a fee equal to 7% of each installment amount invested in our company by Cornell. On February 28, 2002, we entered into a Termination Agreement with Cornell, terminating the Equity Line.

         In addition, we entered into a related non-negotiable promissory note with Cornell dated February 28, 2002. This note renewed and restated a prior note between our company and Cornell dated July 14, 2001, of which the principal amount was $100,000 with an annual interest rate of 12%. At the time the parties entered into the February 2002 note, there was $5,000 of accrued interest on the July 2001 Note. Pursuant to the terms of the February 2002 note, we agreed to pay Cornell $105,000 with interest thereon at the rate of eight percent (8%) per annum. The principal and interest on the February 2002 note was payable in twelve (12) equal monthly installments of $9,133, commencing March 15, 2002. As additional consideration for the February 2002 note, we issued to Cornell 50,000 shares of our common stock. The payment and the performance of the February 2002 note had been unconditionally guaranteed personally by our then Chairman of the Board/President. The February 2002 note and the Guaranty were secured by a Pledge Agreement dated February 28, 2002, by and between Cornell and this officer. Under the Pledge Agreement, the officer pledged and granted to Cornell a first-priority security interest in 5,000,000 shares of our common stock held of record by him. Pursuant to the Pledge Agreement, the officer unconditionally agreed that if we default on the February 2002 note, Cornell shall have the right to take and/or sell a number of the pledged shares equal to the entire principal balance and accrued interest outstanding and owed to Cornell under the February 2002 note and Guaranty. As of December 31, 2002, the balance owed to Cornell was $44,770. In February 2003, Cornell exercised its right to sell the pledged shares thereby satisfying this balance.

         Effective March 15, 2002, we entered into a Stock Purchase Agreement dated March 14, 2002 with PUPS Investment, LLC, a Florida limited liability company, pursuant to which we agreed to issue and sell to PUPS Investments, and PUPS Investment agreed to purchase, from time to time in accordance with a schedule of purchases and sales over three (3) month period, an aggregate of 21,500,000 shares of our common stock, for an aggregate purchase price of $500,000. The initial purchase of 7,500,000 shares was completed on the March 14, 2002 for an aggregate purchase price of $150,000. PUPS Investment had also loaned $150,000 to us at various times between January 29, 2002 and March 13, 2002. On the March 15, 2002, such loans were terminated and all sums were treated as a prepayment toward the total initial purchase price. As of December 31, 2002, we issued the entire block of 21,500,000 shares of common stock with the remaining balance of $200,000 to be received by us in 2003. As of April 5, 2003, we received an additional $125,000 in cash leaving a balance due to us of $75,000.

         The Purchase Agreement also provided PUPS Investment with an option to purchase from us, at any time on or before December 31, 2002, up to an additional 16,666,666 shares of our common stock for an aggregate purchase price of $500,000. This option expired unexercised. The Purchase Agreement further provides that we must appoint a representative of PUPS Investment to our Board of Directors. We also agreed to pay a 5% finder's fee to Professional Management and Consulting Services Group, Inc. in connection with the Purchase Agreement.

         Simultaneously with the execution of the Purchase Agreement, PUPS Investment acquired all right, title and interest in a promissory note dated May 3, 2000 executed and delivered by us in favor of PNC Bank, National Association in the original principal amount of $300,000. In consideration of PUPS Investment's acquisition of this note held by PNC, we agreed to make it convertible into 12,651,853 shares of common stock. PUPS Investment exercised the Conversion Agreement in full, effective March 15, 2002. This transaction also included the issuance of an additional 100,000 shares of our common stock to PNC to settle the default on the note.

         In May 2002, we relocated our offices to smaller premises, and lowered its monthly rent expense by approximately $4,000. We also terminated certain employees, effected pay-cuts, and continues to implement cost-containing measures. Through December 31, 2002, management was successful in settling some of its payables at reduced amounts and as such, the December 2002 statement of operations reflected approximately $101,000 of income from such settlements. Management intends to continue to negotiate reduced payment amounts with certain vendors.


         To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 25, 2003 for the sale of $180,000 in convertible debentures. To date, the investor has provided the Company with an aggregate of $100,000, and is required to provide us with an additional $80,000 in funding upon obtaining shareholder approval authorizing an increase in our authorized shares of common stock and filing of a registration statement with the Securities Exchange Commission registering the shares of common stock underlying the convertible debentures.


         The debentures issued pursuant to the June 2003 Securities Purchase Agreements bear interest at 5%, mature two years from the date of issuance, and are convertible into our common stock, at the investor`s option at anytime within 90 days from June 25, 2003, at the lower of the following:

         o        $0.03; or

         o eighty percent (80%) of the average of the three (3) lowest daily volume weighted average prices of the common stock for the five (5) trading days immediately preceding the conversion date.

         The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. We are obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from July 26, 2003.

         On June 25, 2003, we entered into an equity line of credit with one investor. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the equity line of credit, the investor will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The investor, Cornell Capital Partners, LP is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, LP will retain 7% of each advance under the equity line of credit. In addition, the Company engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the equity line of credit agreement prior to the first sale to the investor of our common stock.

         In March 2003, we closed two of our company-owned stores (Akron, Ohio and Muncie, Indiana) and consolidated the inventory maintained in those locations into its Sharonville, Ohio and Florence, Kentucky stores. The closure of these stores will eliminate the related overhead costs, thus reducing the continuing cash needed for operations.

         We believe that the above-described actions will provide us with the immediate financial requirements to enable us to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations.

         We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We evaluate our estimates, including those related to bad debts, inventories, intangible assets, income taxes and contingencies and litigation, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies, among others, involve the more significant judgments and estimates used in the preparation of our consolidated financial statements:

         o We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). Under SAB 101, revenue is recognized when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectibility is reasonably assured. We recognize revenues from its retail sales at the point of sale and monthly franchise fees are recorded as earned.

         o We maintain allowances for doubtful accounts for estimated bad debts. As of March 31, 2003, management believes that such allowances are adequate.

         o Inventories are recorded at the lower of cost or market. We do not maintain large quantities of inventory and does not believe that any of its inventory items is obsolete.

OTHER

         Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within the automotive after-market industry, our ability to continue to expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers. Investors are directed to consider other risks and uncertainties discussed in documents filed by us with the Securities and Exchange Commission.

                                    BUSINESS

FORWARD LOOKING STATEMENTS

         Certain information contained in this Form SB-2 are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Factors set forth that appear with the forward-looking statements, or in our other Securities and Exchange Commission filings, could affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us in this Form SB-2. In addition to statements, that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our reports and registration statements filed with the Securities and Exchange Commission. In addition, prior financial performance and customer orders are not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance. Additionally, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

GENERAL HISTORICAL INFORMATION

         In 1993, Fitzgerald Urethanes, Inc. opened a retail store for trucks and sports utility vehicle accessories in Cincinnati, Ohio, which did business as Pick-Ups Plus. On February 22, 1993, John Fitzgerald founded Mr. Pickup Co. to act as a franchisor of similar stores and, on October 3,1994, amended the certificate of incorporation of Mr. Pickup Co. to change its name to Pick-Ups Plus, Inc. In September 1998, we acquired the Pick-Ups Plus prototype store from Mr. Fitzgerald in order to consolidate its operations with that of the franchise system.

         We sold our first franchise, located in Florence, Kentucky, in 1996. The following year, we sold two additional franchises, one in South Bend, Indiana and the other in Des Moines, Iowa. In 1998, we added new franchises in Portland, Oregon and in Pittsburgh, Pennsylvania; however, we have recently terminated our franchise arrangement with the franchisee in Pennsylvania. In 1999 and 2000, we added franchises in California, Idaho, Ohio and Indiana. In 2001, we added an additional franchise in Kentucky and Texas, and executed a franchise agreement for a location in Springfield, Illinois. At July 23, 2003, we had six operating franchised locations operated by independent franchisees and had two company-owned stores in Ohio and Kentucky, which serve as prototype stores for our franchise system.

         We are a Delaware corporation with our executive offices located at 4360 Ferguson Dr. Suite 120, Cincinnati, Ohio 45245. Our telephone number is
(513) 398-4344 and our fax number is (513) 943-9802. We maintain an Internet web site located at http://www.pickupsplus.com.

OUR FRANCHISE SYSTEMS

         The Typical Franchise Unit. While each store within our franchise system is unique in many aspects, there are several similarities from one franchise unit to the next. This section presents a profile of the "typical" store within the Pick-Ups Plus franchise system.

         FACILITIES. The Picks-Ups Plus store is designed and merchandised to be a toy store for pick-up truck and sports utility vehicle enthusiasts. Each store offers a wide selection of automotive products and is designed to cover a broad range of specific vehicle applications. Products are displayed for maximum appeal, profitability, and traffic flow. The typical store features approximately 5,000 square feet of space, with 2,500 feet devoted to the retail showroom, 2,000 feet to the installations facility, and 500 feet for storage, common area, and office use.

         PRODUCTS AND SERVICES

         ACCESSORIES. The typical Pick-Ups Plus store, consisting of 5,000 square feet of space, offers a variety of merchandise to accessorize trucks and sports utility vehicles. Popular product categories include: grille accessories, running boards, chrome light bars, fiberglass fender flares, ladder racks, bug guards, heavy-duty floor mats, oversized visors, headlight covers, toolboxes, bed liners, caps and step bars.

         INSTALLATION. Each store's installation service is an important profit center. Products typically installed at the stores include: running boards, bug shields, tonnue tops and fiberglass caps.

         STAFFING. The franchisee is on-site during the vast majority of, if not all, hours of operation, is responsible for all operations, and has direct responsibility for marketing, financing, hiring personnel and product purchasing. The franchisee is also active with in-store selling, merchandising, and customer service. The typical owner-operator takes his compensation in the form of the store's distributed profits.

         In addition to the franchisee, a typical store employs three full-time associates who assist in managing in-store sales and customer service. The sales associates are trained in customer-oriented selling techniques and must remain highly-informed regarding all of the stores products and services.

         MARKETING AND ADVERTISING. We believe that each store serves as a marketing tool for our products and for the franchise opportunity. We design and build our franchised stores with a high visual impact and our products are merchandised for maximum appeal and in accordance with in-store traffic.
Uniformed and trained sales associates remain readily available to help customers with product selection.

         Store-level advertising efforts are supplemented by advertisements developed and placed by the franchiser. Store-initiated advertising may include, but not be limited to utilizing print media such as multi-page catalogs, television, radio commercials, newspaper advertisements and various in-store promotions.

Pick-Ups Plus stores try to generate maximum productivity from their client bases by maintaining detailed information about all past and current customers. Mailings are sent regularly to these customers promoting new products and services or other special promotions. Promotional post cards are sent to acquired lists of new truck and sport utility vehicle owners in the market areas.

         FRANCHISE FEES. The fee for the rights to establish a Pick-Ups Plus franchise store location is $25,000 for a single location, payable upon the signing of the franchise agreement and before the commencement of training or franchise operations. Royalties, equal to 4% of the franchisee's previous week sales, should be paid on a weekly basis.

         OTHER RESPONSIBILITIES. To insure the success of our franchisees and the system in general, we suggest that our franchisees meet certain additional requirements such as the allocation of a minimum marketing budget (at least $1,500 per month or 4% of gross sales, whichever is larger) and the acquisition of proper insurance coverage (including a minimum of $1 million coverage each for general aggregate, product, and personal injury coverage).

         COMPANY SUPPORT

         MARKET-TESTED PRODUCTS AND OPERATIONS APPROACH. Since 1993, we have refined all aspects of store operations, including merchandising, product/service mix, and promotional materials. A 187 page operations manual covering all aspects of operations serves as the franchisee's first source of reference for operational questions.

         TRAINING.  Our  franchisees  receive 18 days of intensive  training and orientation. Training covers all aspects of operations including: store operations, ordering inventory, inventory control, installation of products sold, store maintenance and merchandising (in-store training), office procedures, forms, ordering items (in-store training), sales training, and dealing with customers and employees.

         CONTINUED MANAGEMENT SUPPORT. Support efforts should include regular operational visits and phone consultations from our President, Chief Executive Officer and other support professionals. Helpful management information is also distributed through regular educational seminars, conferences, bulletins, and newsletters. We host an informative Internet web site located at http://www.pickups-plus.com that all franchisees have access to. On our web site, the franchisee can exchange sales tips, installation tips, access information about other franchise stores, managers and supplier information. Additionally, the web site gives the franchisees the ability to communicate directly with us and other franchisees through an on-line mailbox system.

         CONTINUED MARKETING SUPPORT. We intend for our franchisees to benefit from our overall marketing efforts. Our corporate marketing campaign attempts to create awareness and positive perceptions that are then amplified by the franchisees' own local marketing efforts. Our franchisees should benefit from their affiliation with a larger, recognizable organization.

         BUYING POWER. Through our vendor relationships, we try to enable our franchisees to purchase items in small quantities at significant discounts normally reserved for volume purchases. Our franchisees are not required to purchase products from us.

         SITE SELECTION. We offer our franchisees assistance with site selection, market analysis, specific site evaluation, and lease negotiations. Substantially all of our Pick-Ups Plus stores are based on standard store formats resulting in generally consistent appearance, merchandising and product mix.

         STORE OPENING. We assist our franchisees in designing layouts and merchandising their stores. We help the franchisees identify preferred vendors for fixtures, insurance, and other pre-opening requirements. We also provide on-site store opening assistance for the first week of the franchisee's operations.

         FRANCHISE AGREEMENT. The initial term of the franchise agreement is for five (5) years and may be renewed by the franchisee for an additional five(5) years. We may terminate a franchise agreement in the event the franchisee breaches the terms of the franchise agreement.

STORE LOCATIONS

         As of July 23, 2003, we had two company-owned stores located at the addresses set forth below:

         o        11370 Reading Road, Cincinnati, Ohio 45241;

         o        8056 Production Drive, Florence, Kentucky 41042; and

         The following table sets forth the State locations of the Pick-Ups Plus stores as of the date hereof:



State  Location         Number  of  franchised  stores      Company-owned stores
----------------        ------------------------------      --------------------
Texas                               1

Kentucky                            1                             1

Ohio                                1                             1

California                          1

Louisiana                           1

Illinois                            1

------------------------------------------------------------------------------
Total                               6                             2



FRANCHISE MARKETING

         Our marketing strategy for franchise sales is based on the sale of individual franchise stores to business-minded individuals. We have area development agreements available to open multi-store franchises. We believe that the market opportunity for our Pick-Ups Plus stores is nationwide. We seek franchisees by attending franchise and business opportunity shows, advertising in national publications and through our Web site.

MAJOR SUPPLIERS:

         We purchase our inventory from two major suppliers, Keystone and Blacksmith. Purchases for the year ended December 31, 2001 and 2002 aggregated $657,050 and $720,029, respectively and accounts payable to these vendors at December 31, 2001 and 2002 was $107,226 and $148,063, respectively.

COMPETITION

         Franchising competition - We compete directly with many other local and national franchisors which also seek to sell their franchises or business opportunities to prospective franchisees. We are aware of only one other franchisor of truck accessory stores, a privately held company located in Winston-Salem, North Carolina.

         Merchandise competition - Our franchisees compete against local auto parts stores, specialized truck accessory stores and national auto parts chains such as AutoZone, Pep Boys and Discount Auto Parts. Major retailers, such as Wal-Mart, K-Mart and Sears also offer a limited selection of truck accessories. Some of our competitors are also general, full range, traditional department stores which carry automotive accessories. Certain of our competitors are larger in terms of sales volume, store size, resources and have been operating longer than we have. We believe that we maintain a competitive position in terms of depth and breadth of product line, price, quality of personnel and customer service.

TRADE NAMES AND SERVICE PARTS

         We currently hold a federal trademark registration from the United States Patent and Trademark Office (Reg. No: 1,939,005) for "PICK-UPS PLUS". Such trademark rights were issued to John Fitzgerald in November 1995 and, in May 1996, John Fitzgerald assigned such trademark rights to us for a twenty year term at a nominal cost. In addition, we hold copyrights in connection with all of our training manuals and materials which we consider proprietary products. We are not aware of any current use of similar marks. We also maintain a registered domain name for our Web-site located at HTTP://WWW.PICKUPS-PLUS.COM.

REGULATIONS

         The offer and sale of franchises is subject to extensive federal and state laws and substantial regulation under such laws by government agencies, including the Federal Trade Commission and various state authorities. Pursuant to FTC regulations, we are required to furnish to prospective franchisees a current franchise offering disclosure document containing information prescribed by the FTC. We use Uniform Franchise Offering Circulars to satisfy this disclosure obligation. In addition, in certain states, we are required to register or file with such states and to provide prescribed disclosures. We are required to update our offering disclosure documents to reflect the occurrence of material events. The occurrence of any such events may from time to time require us to cease offering and selling franchises until the disclosure document relating to such franchising business is updated. There can be no assurance that we will be able to update our disclosure documents (or in the case of any newly acquired franchising business, prepare an adequate disclosure document) or become registered in certain states in a time frame consistent with its expansion plans, that we will not be required to cease offering and selling franchises or that we will be able to comply with existing or future franchise regulation in any particular state, any of which could have an adverse effect on our results of operation.

         We are also subject to a number of state laws that regulate certain substantive aspects of the franchiser-franchisee relationship, such as termination, cancellation or non-renewal of a franchise (including requirements that "good cause" exist as a basis for such termination and that a franchisee be given advance notice of and a right to cure a default prior to termination) and may require the franchiser to deal with its franchisees in good faith, prohibit interference with the right of free association among franchisees, and regulate discrimination among franchisees in charges, royalties or fees. If we are unable to comply with the franchise laws, rules and regulations of a particular state relating to offers and sales of franchises, we will be unable to engage in offering or selling franchises in or from such state. Amendments to existing statutes and regulations, adoption of new statutes and regulations and the Company's expansion into new states and foreign jurisdictions could require us to continually alter methods of operations at costs which could be substantial.

         We are currently updating our files to be in substantial compliance with federal and state franchising laws and the regulations promulgated thereunder and have obtained all licenses and permits necessary to conduct our business. Failure to comply with such laws and regulations in the future could subject us to civil remedies, including fines or injunctions, as well as possible criminal sanctions, which would have a material adverse effect on us.

         Our retail operations and those of our franchisees are also subject to various federal, state and local laws affecting their retail businesses, including state and local licensing, labor, wage and hour, zoning, land use, construction and environmental regulations and various safety and other standards. Failure by us or our franchisees to comply with applicable regulations could interrupt the operations of the affected franchise or otherwise adversely affect the franchise or our business operations.

EMPLOYEES

         As of July 23, 2003, we had approximately 11 full time employees and two part-time employees. We have never experienced a work stoppage and we believe that our employee relations are good. Our success depends to a large extent upon the continued services of our key managerial employees and salesmen. The loss of such personnel could have a material adverse effect on our business and our results of operations.

TRANSFER AGENT

         Our transfer agent is Florida Atlantic Stock Transfer, Inc., 7130 Nobb Hill Road, Tamarac, Florida 33321.

LEGAL PROCEEDINGS

         On February 8, 2001 a lawsuit was filed against us by Media Force, Inc. and Intec Solutions, Inc. in the Circuit Court of Boone County, Kentucky (Case No. 01-CI-00158). A specific amount of relief was not requested, but the plaintiffs are seeking approximately $60,000 for goods and services they claim rendered but for which they claim they were not paid. We have counterclaimed alleging breach of contract, fraud, breach of warranty, unjust enrichment and promissory estoppel. Plaintiffs deny the counterclaim. On December 31, 2002, the parties settled this dispute whereby we agreed to pay ten consecutive monthly installments in the amount of $2,000 for an aggregate settlement payment of $20,000.

         On September 6, 2002, one of our franchisees filed a complaint in the Alameda County Superior Court and a First Amended Complaint on October 8, 2002 alleging violations of the California Franchise Investment Law, breach of contract, fraud, etc. The allegations also include claims that our franchise offering was not registered with the State of California, that we failed to make required disclosures, made fraudulent disclosures, breached the franchise agreement executed by the franchisee, all claims giving rise to rescission and/or damages. We have filed an answer denying the allegations and submitting affirmative defenses. In addition, we have filed a Cross-Complaint, alleging among other things, fraud, that the franchisee did not intend to perform under the franchise agreement and claiming that the franchisee is using our trademarks, without payment of royalties. We allege a right to damages and intend to file a Motion compelling the franchisee to arbitrate their claims. Counsel to our company is unable to evaluate the likelihood of any outcome in this case at this time.

         On March 15, 2002, an action was filed against us in the Delaware Circuit Court No. 4, by the sellers of our store at the Muncie, Indiana location. The plaintiffs entered into an agreement to sell certain assets to us and are seeking to have such agreement enforced in certain respects. The complaint seeks specific performance as well as general and punitive damages. Discovery in this matter is still ongoing and we anticipate defending this case vigorously.

         Management is also aware of a lawsuit filed pending in Clermont County Common Please Court under Case No. 2002 CVH 00985. This lawsuit was filed by an individual for monies, in the amount of $23,451, allegedly owed to him for consulting work performed for us. Management is vigorously contesting these allegations and the case is set up to proceed to trial on August 18, 2003.

         Other than as stated above, there is no current outstanding litigation in which we are involved in other than routine litigation incidental to ongoing business.

DESCRIPTION OF PROPERTIES

         Our Ohio based company-owned store located at 11370 Reading Road, Cincinnati, Ohio 45241, is leased at an annual base rent of $26,400 expired on March 31, 2002, and is now being leased on a month to month basis. Our Kentucky based company-owned store is located at 8056 Production Drive, Florence, Kentucky 41042. The lease for such premises commenced on December 1, 2001 and expires on October 31, 2004. We pay a monthly rent of $4,480. We currently use office space at 4360 Ferguson Dr., Suite 120, Cincinnati, Ohio, 45245 which is the office of Robert White, our Chief Financial Officer. Such offices are available to us at no cost. We believe that our leased properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the members of our board of directors and its executive officers as of July 23, 2003:

                  Name                 Age   Position


                  Merrit Jesson        58    Chief Executive Officer and
                                             Director


                  Robert White         56    President, Secretary, Treasurer,
                                             Chief Financial Officer and
                                             Director

                  William Angell       69    Director




         Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.



Merritt Jesson was appointed as our chief executive officer and a director as of August 2003. Since January 2001, Mr. Jesson served as the sole officer and director of Professional Management and Consulting Services Group, Inc., a business consulting company. From 1996 through January 2001, Mr. Jesson served as the Chairman, CEO and President of DebitFone International, Inc., a prepaid cellular telecommunications company.


Robert White has served as our chief financial officer and a director since March 2001. In April 2003, Mr. White was appointed as the President, Secretary and Treasurer. Since January 1994, Mr. White has served as the president of Robert L. White & Associates and Andrews & White, Ohio based accounting firms. Mr. White's firm has served as our accountant for the past four years. In 1972, Mr. White received his B.S. degree in accounting from the University of Cincinnati.

William Angell has served as a member of our Board of Directors since June 24, 2002. For at least the last five years, Mr. Angell has been a cardio vascular surgeon in Tampa, Florida. Mr. Angell is also a Managing director of Pups Investments, LLC., a Florida based limited liability company.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation that we have paid or accrued on behalf of our chief executive officer during the fiscal periods ending December 31, 2000, 2001 and 2002. Our President did not receive a salary and cash bonus in excess of $100,000 for services rendered during such fiscal years.

                           SUMMARY COMPENSATION TABLE
                             LONG-TERM COMPENSATION




                                                    ANNUAL COMPENSATION                   LONG-TERM AWARDS
                                                    -------------------                      SECURITIES
NAME   AND   PRINCIPAL                                                OTHER ANNUAL        UNDERLYING OPTIONS         ALL OTHER
POSITION                   YEAR      SALARY ($)      BONUS ($)     COMPENSATION ($) (3)           (#)             COMPENSATION ($)
----------------------     -----     ----------      ---------     --------------------   ------------------      ----------------
John Fitzgerald(1)         2002       $37,522
   President               2001       $75,000
                           2000       $75,000

Sean Fitzgerald(2)         2002       $57,923
   President, Treasurer    2001
   and Vice President      2000

Robert White               2002       $14,722
   Chief Financial         2001
   Officer                 2000


         (1) Mr. John Fitzgerald resigned as an officer of our company in May 2002.

         (2) Mr. Sean Fitzgerald resigned as an officer and director of our company in April 2003.

         We do not have any long term compensation plans or stock option plans.

DIRECTOR COMPENSATION

         Our current directors do not receive any additional compensation for their services as a director.

EMPLOYMENT AGREEMENTS

         We do not have any written employment agreements with our employees or officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1998, we acquired our franchise system's prototype store from Fitzgerald Urethane, Inc., a corporation owned by John Fitzgerald, our President, director and majority shareholder. Fitzgerald Urethane, Inc. received 144,000 shares of our common stock. We also assumed liabilities of $5,603 as of the date of the acquisition.

         As of December 31, 2001 and 2000, we were indebted to John Fitzgerald, our Former President, in the amounts of $16,562 and $56,393, respectively. Mr. Fitzgerald had waived payment of any interest, however, interest was being imputed at 8.5% per annum, which amounted to $3,158 and $2,952 for 2001 and 2000, respectively. We repaid this loan. During 2002, this officer resigned his position but continued as a director. We continued to pay certain benefits on his behalf, which were to be reimbursed to us. As of December 31, 2002, such un-reimbursed expenses owed to us aggregated $14,863.

         In May 2000, we acquired our Kentucky based company-owned store from a franchisee, Brian Glover, for the purchase price of $286,942 which was off set by $73,042 in royalties owed to us and we issued 30,000 shares of our common stock. Mr. Glover was at that time our Vice President.

         In October 2000, we issued 100,000 shares of our common stock to the accounting firm of Andrews & White of which Robert White, who is now our Chief Financial Officer, President, Secretary, Treasurer and a director, is the President of and a controlling shareholder. In the fiscal year ended December 31, 2000, we paid an aggregate of $24,000 in accounting fees to Andrews & White. In February, 2001, we loaned Mr. White $2,000, which loan has since been offset against funds owed to Mr. White for services rendered to us.

         Pursuant to the agreement with PUPS Investments LLC, William Angell, a managing partner of the PUPS Investments LLC, was elected as and currently serves as member of our board of directors.

         We intend to indemnify its officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of July 23, 2003 by the following

         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o        each of our officers and directors; and

         o        by all of our officers and directors as a group.

Each person's address is c/o Pick-Ups Plus, Inc., 4360 Ferguson Drive, Suite 120 Cincinnati, Ohio 45245.


                           Number  of  Shares  of             Percent of
                              Common  Stock                   Common Stock
                              Beneficially                    Beneficially
Name  of                     Owned  or  Right                 Owned or Right
Beneficial  Owner            to  Direct  Vote (1)            to Direct Vote (2)
-----------------            ------------------             ------------------
John  Fitzgerald                 3,894,000(3)                       4.6%

Robert  White                      100,000(4)                        (*)

Dr. William Angell              26,151,853(5)                     31.22%

PUPS Investment LLC             26,151,853(5)                     31.22%

Professional Management
Consulting Services LLC(6)       4,000,000(6)                      4.77%

Cornell Capital
  Management, L.P.              20,250,000(7)                     24.18%

Executive  Officers  and     30,145,853(3)(4)                     35.99%
Directors  as  a  group
(3  persons) (5)

-------------


(*) Represents less than one percent (1%) of the outstanding shares of our common stock.

(1) The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which such person or entity has the right to acquire within sixty days after July 23, 2003. The inclusion herein of any shares deemed beneficially owned does not constitute an admission by such person of beneficial ownership of such shares. The information is based upon information furnished by the persons listed.

(2) Such figures are based on 83,743,997 shares of our common stock issued and outstanding as of July 23, 2003. Such figures do not include (i) an aggregate of 16,666,666 shares of our common stock which PUPS Investment LLC, has the right to acquire pursuant to the Securities Purchase Agreement, which right to acquire shares has subsequently been transferred to Professional Management and Consulting Services, Inc. and (ii) 22,500,000 shares issuable upon conversion of a convertible debenture in the amount of $180,000 held by Cornell Capital Partners. Merritt Jesson is the President of Professional Management and Consulting Services, Inc.

(3) Includes 144,000 shares of our common stock owned by Fitzgerald Urethanes, Inc., an inactive company of which John Fitzgerald is president. Of the shares previously owned by Mr. Fitzgerald, 5,000,000 shares of common stock have been pledged as collateral pursuant to our Non-Negotiable Promissory Note dated February 28, 2002 with Cornell Capital Partners, LP. Such pledged shares have been liquidated by Cornell in accordance with the Promissory Note and, as such, the remaining 3,350,000 shares will be returned to John Fitzgerald.

(4) Includes 100,000 shares owned by Andrews & White of which Robert White is the President and its controlling shareholder.

(5) Includes an aggregate of 26,151,853 shares of our common stock owned by PUPS Investments LLC, a Florida limited liability company, of which Dr. Angell, one of our directors, is the Managing Partner.

(6) Professional Management and Consulting Services, Inc. owns 4,000,000 shares of our common stock. Such figure does not include Professional Management and Consulting Services, Inc.'s right to acquire an additional 16,666,666 shares of common stock, at a purchase price of $.03 per share, because such agreement prevents Professional Management and Consulting Services, Inc. from owning more than 9.9% of our issued and outstanding shares of common stock.

(7) Represents 11,250,000 shares issuable upon conversion of a convertible debenture in the amount of $180,000 and 9,000,000 shares held by Cornell Capital Partners pursuant to various security and pledge agreements entered into between Cornell Capital Partners and three of our shareholders in connection with the Securities Purchase Agreement dated June 25, 2003, which such shares are to be returned to these shareholders upon repayment of conversion of the convertible debenture.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

COMMON STOCK


         We are currently authorized to issue 100,000,000 shares of common stock with $.001 par value. On June 23, 2003, the majority stockholders of our company authorized the increase in our common stock. The increase in our common stock will take place upon our filing of the certificate of amendment to our certificate of incorporation on or about September 11, 2003, which is 20 days after the mailing of our definitive information statement. Upon filing of the certificate of amendment to the certificate of incorporation, we will have 250,000,000 share of common stock authorized. The holders of our common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of our common stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. We anticipate that any earnings will be retained for use in our business for the foreseeable future. Upon liquidation, dissolution, or our winding up, the holders of our common stock are entitled to receive the net assets held by us after distributions to our creditors. The holders of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of our common stock and the shares offered hereby will not be subject to further call or redemption and will be fully paid and non-assessable.

         We currently have 83,743,997 shares of our common stock outstanding. Such figure does not include (i) up to 100,000,000 shares of our common stock to be issued to Cornell in connection with our Equity Line Agreement and (ii) up to 25,000,000 shares issuable to Cornell upon the conversion of outstanding 5% convertible debentures in the principal aggregate amount of $180,000.


PREFERRED STOCK


         Our board of directors currently has the authority to cause us to issue without any further vote or action by the stockholders, up to 5,000,000 shares of preferred stock, par value $1.00, in one or more series, and to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. On June 23, 2003, the majority stockholders of our company authorized the increase in our common stock. The increase in our common stock will take place upon our filing of the certificate of amendment to our certificate of incorporation on or about September 11, 2003, which is 20 days after the mailing of our definitive information statement. Upon filing of the certificate of amendment to the certificate of incorporation, we will have 250,000,000 share of common stock authorized. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control. No preferred stock is outstanding as of the date of this filing.


CONVERTIBLE DEBENTURE FINANCING


         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 25, 2003 for the sale of $180,000 in convertible debentures. To date, the investor has provided the Company with an aggregate of $100,000, and is required to provide us with an additional $80,000 in funding upon obtaining shareholder approval authorizing an increase in our authorized shares of common stock and filing of a registration statement with the Securities Exchange Commission registering the shares of common stock underlying the convertible debentures.

         The debentures issued pursuant to the June 2003 Securities Purchase Agreements bear interest at 5%, mature two years from the date of issuance, and are convertible into our common stock, at the investor`s option at anytime within 90 days from June 25, 2003, at the lower of the following:

         o        $0.03; or

         o eighty percent (80%) of the average of the three (3) lowest daily volume weighted average prices of the common stock for the five (5) trading days immediately preceding the conversion date.

         The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. We are obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from July 26, 2003.

EQUITY LINE OF CREDIT FINANCING

         On June 25, 2003, we entered into an equity line of credit with one investor. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the equity line of credit, the investor will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The investor, Cornell Capital Partners, LP is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, LP will retain 7% of each advance under the equity line of credit. In addition, the Company engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the equity line of credit agreement prior to the first sale to the investor of our common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         Our financial statements at December 31, 2002 and 2001 appearing in this prospectus and registration statement have been audited by Lazar Levine & Felix LLP, independent certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Pick-Ups Plus Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

         We furnish our stockholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                               PICK-UPS PLUS, INC.

                              FINANCIAL STATEMENTS



For the Six Months Ended June 30, 2003 and June 30, 2002


         Condensed Balance Sheet                                      F-1
         Condensed Statement of Operations                            F-2
         Condensed Statement of Cash Flows                            F-3
         Notes to Financial Statements                                F-4 to
                                                                      F-7

For the Years Ended December 31, 2002 and December 31, 2001

         Report of Independent Certified Public Accountants           F-8
         Balance Sheets                                               F-9
         Statement of Operations                                      F-10
         Statement of Stockholders' Deficit                           F-11
         Statement of Cash Flows                                      F-12
         Notes to Financial Statements                                F-13 to
                                                                      F-25

                               PICK-UPS PLUS, INC.
                            CONDENSED BALANCE SHEETS

                                   - ASSETS -



                                                                                                     JUNE 30,           December 31,
                                                                                                       2003                 2002
                                                                                                    -----------        -----------
                                                                                                   (UNAUDITED)
CURRENT ASSETS:
     Cash                                                                                            $    12,936        $     6,779
     Accounts  receivable - net of allowance for doubtful accounts of $1,500 and $0
       for 2003 and 2002, respectively                                                                     5,869              6,981
     Note receivable from franchisee                                                                      20,000             20,000
     Inventories                                                                                          80,624            152,736
     Prepaid expenses and other current assets                                                            15,605             21,082
     Loan receivable - director                                                                             --               14,863
                                                                                                     -----------        -----------
TOTAL CURRENT ASSETS                                                                                     135,034            222,441
FIXED ASSETS - NET                                                                                       129,056             80,802
OTHER ASSETS:
     Security deposits and other assets                                                                   10,310             13,810
                                                                                                     -----------        -----------
                                                                                                     $   274,400        $   317,053
                                                                                                     ===========        ===========
                                       - LIABILITIES AND SHAREHOLDERS' DEFICIT -
CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                                           $   523,099        $   564,802
     Sales tax payable                                                                                   314,494            279,175
     Loans payable - current                                                                              85,321            172,289
     Capitalized leases payable - current                                                                 10,060             15,323
     Loans payable - director/officer                                                                     29,099               --
                                                                                                     -----------        -----------
TOTAL CURRENT LIABILITIES                                                                                962,073          1,031,589
                                                                                                     -----------        -----------
NON-CURRENT LIABILITIES:
     Accounts payable                                                                                    150,000               --
     Loans payable                                                                                        40,648               --
     Convertible debentures                                                                              100,711             56,500
                                                                                                     -----------        -----------
TOTAL NON-CURRENT LIABILITIES                                                                            291,359             56,500
                                                                                                     -----------        -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
     Preferred stock, $1 par value; 5,000,000 shares authorized; none issued                                --                 --
     Common stock, $.001 par value; 100,000,000 shares authorized, 80,793,997 shares
       issued for 2003 and 2002                                                                           80,794             76,281
     Additional paid-in capital                                                                        2,653,058          2,615,048
     Stock subscription receivable                                                                       (45,000)          (200,000)
     Accumulated deficit                                                                              (3,667,884)        (3,262,365)
                                                                                                     -----------        -----------
                                                                                                        (979,032)          (771,036)
                                                                                                     -----------        -----------
                                                                                                     $   274,400        $   317,053
                                                                                                     ===========        ===========



                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                                      For the Three Months                For the Six Months
                                                                          Ended June 30,                     Ended June 30,
                                                                 ------------------------------      -------------------------------
                                                                      2003              2002             2003              2002
                                                                 ------------      ------------      ------------      ------------
REVENUES:
     Retail sales                                                $    314,300      $    642,805      $    663,937      $  1,233,503
     Initial franchise fees                                              --              25,000              --              25,000
     Royalties                                                         17,031            15,875            29,486            30,189
                                                                 ------------      ------------      ------------      ------------
                                                                      331,331           683,680           693,423         1,288,692
                                                                 ------------      ------------      ------------      ------------
COSTS AND EXPENSES (INCOME):
     Cost of sales                                                    232,925           402,614           456,662           795,252
     Selling, general and administrative expenses                     371,289           411,459           640,616           914,577
     Other income                                                      (4,029)              (43)           (4,410)              (43)
     Interest expense                                                   4,656            11,515             6,074            18,992
                                                                 ------------      ------------      ------------      ------------
                                                                      604,841           825,545         1,098,942         1,728,778
                                                                 ------------      ------------      ------------      ------------
LOSS BEFORE PROVISION (CREDIT) FOR INCOME TAXES                      (273,510)         (141,865)         (405,519)         (440,086)
     Provision (credit) for income taxes                                 --                --                --                --
                                                                 ------------      ------------      ------------      ------------
NET LOSS                                                         $   (273,510)     $   (141,865)     $   (405,519)     $   (440,086)
                                                                 ============      ============      ============      ============
BASIC /DILUTED LOSS PER COMMON SHARE                             $       (.00)     $       (.00)     $       (.01)     $       (.01)
                                                                 ============      ============      ============      ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                         79,721,470        64,517,688        77,139,134        38,815,154
                                                                 ============      ============      ============      ============



                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                                 For the Six Months
                                                                                                    Ended June 30,
                                                                                              ---------------------------
                                                                                                 2003            2002
                                                                                              ---------        ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                  $(405,519)       $(440,086)
    Adjustments to reconcile net loss to net cash (utilized) by operating activities:
       Depreciation and amortization                                                             41,602           19,063
       Bad debt provision                                                                         1,500             --
       Imputed interest on shareholder loan                                                        --               --
       Compensatory shares                                                                       37,800           67,773
    Changes in assets and liabilities:
       (Increase) in accounts receivable                                                           (388)         (10,321)
       Decrease (increase) in inventory                                                          72,112          (50,275)
       Decrease in prepaid expenses                                                                 977           58,932
       (Decrease) increase in accounts payable and accrued expenses                              (1,055)          35,433
       Increase in sales tax payable                                                             35,319           68,255
                                                                                              ---------        ---------
         NET CASH (UTILIZED) BY OPERATING ACTIVITIES                                           (217,652)        (251,226)
                                                                                              ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Security deposits                                                                              --             45,400
                                                                                              ---------        ---------
         NET CASH PROVIDED BY INVESTING ACTIVITIES                                                 --             45,400
                                                                                              ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments of long-term debt                                                        (68,113)         (42,157)
    Payments of capitalized leases                                                               (5,263)          (7,374)
    Repayment of officer's loan                                                                  43,962          (16,562)
    Proceeds from convertible debentures                                                        100,000             --
    Offering expenses                                                                            (1,777)            --
    Proceeds from sale of equity securities/stock subscription received                         155,000          257,500
                                                                                              ---------        ---------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                              223,809          191,407
                                                                                              ---------        ---------
NET INCREASE (DECREASE) IN CASH EQUIVALENTS                                                       6,157          (14,419)
    Cash and cash equivalents, beginning of year                                                  6,779           34,808
                                                                                              ---------        ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                      $  12,936        $  20,389
                                                                                              =========        =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
(i)  Cash paid during the year:
         Interest                                                                             $   6,074        $  16,192
         Taxes                                                                                                       --



                            See accompanying notes.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE 1 - DESCRIPTION OF COMPANY:

Pick-Ups Plus, Inc., the Company, was incorporated in Delaware in 1993. The Company operates and franchises retail automotive parts and accessories stores catering to the light truck market, which is considered to be the fastest growing segment of the motor vehicle market in the United States. There are currently seven franchised locations in operation and two Company owned-stores. Subject to the availability of financing, the Company intends to pursue an aggressive expansion strategy by opening additional company-owned stores and franchise locations.

The accounting policies followed by the Company are set forth in Note 3 to the Company's annual report filed on Form 10-KSB for the year ended December 31, 2002. Specific reference is made to this report for a description of the Company's securities and the notes to the financial statements included therein. The accompanying unaudited interim financial statements have been prepared in accordance with instructions to Form 10-Q and 10-QSB and therefore do not include all information and footnotes required by accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying unaudited interim condensed financial statements of Pick-Ups Plus, Inc., contain all adjustments necessary to present fairly the Company's financial position as of June 30, 2003 and the results of its operations for the three and six-month periods ended June 30, 2003 and 2002 and its cash flows for the six-month periods ended June 30, 2003 and 2002.

The results of operations for the six-month periods ended June 30, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - GOING CONCERN UNCERTAINTY:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company reported operating losses in 2002 and 2001 and has sustained a further operating loss of $405,519 during the first six months of 2003, resulting in an accumulated deficit of $3,667,884 as of June 30, 2003. In addition, the Company has used substantial amounts of working capital in its operations, and, as of June 30, 2003, current liabilities exceed current assets by $827,039 and total liabilities exceed total assets by $979,032.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

In May 2002, the Company relocated its offices to smaller premises, and lowered its monthly rent expense by approximately $4,000. The Company also terminated certain employees, effected pay-cuts, and implemented cost-containing measures. Through December 31, 2002, management was successful in settling some of its payables at reduced amounts and as such, the December 2002 statement of operations reflected approximately $101,000 of income from such settlements. Management continues to negotiate with certain vendors and has been successful in obtaining deferrals of certain payables, thereby converting accounts payable to long-term liabilities.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE 2 - GOING CONCERN UNCERTAINTY (CONTINUED):

In March 2003, the Company closed two of its Company stores (Akron, Ohio and Muncie, Indiana) and consolidated the inventory maintained in those locations into its Sharonville, Ohio and Florence, Kentucky stores. The closure of these stores has eliminated the related overhead costs, thus reducing the continuing cash needed to operate these 2 facilities. Management expects that the remaining two stores in operation will generate a positive cash flow.

To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with one accredited investor on June 25, 2003 for the sale of $180,000 in convertible debentures. As of June 30, 2003, the investor has provided the Company with an aggregate of $100,000, with the remaining $80,000 to be funded upon obtaining shareholder approval authorizing an increase in the Company's authorized shares of common stock and filing of a registration statement with the Securities Exchange Commission registering the shares of common stock underlying the convertible debentures. On July 28, 2003, the investor elected to fund the remaining $80,000 for the sale of the remaining convertible debentures under the Securities Purchase Agreement.

The debentures issued pursuant to the June 2003 Securities Purchase Agreements bear interest at 5%, mature two years from the date of issuance, and are convertible into our common stock, at the investor's option at anytime within 90 days from June 25, 2003, at the lower of (i) $0.03; or (ii) eighty percent (80%) of the average of the three (3) lowest daily volume weighted average prices of the common stock for the five (5) trading days immediately preceding the conversion date. The full principal amounts of the convertible debentures are due upon default under the terms of convertible debentures. The Company is obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from July 26, 2003.

On June 25, 2003, the Company entered into an equity line of credit with one investor. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the equity line of credit, the investor will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The investor, Cornell Capital Partners, LP is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, LP will retain 7% of each advance under the equity line of credit. In addition, the Company engaged Katalyst Securities LLC, a registered broker-dealer, to advise the Company in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock. The Company has filed with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the equity line of credit agreement prior to the first sale to the investor of the Company's common stock.

The Company has filed a preliminary information statement with the Securities and Exchange Commission to amend the Company's Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 to 250,000,000 shares.

On June 23, 2003, the stockholders holding a majority of the Company's issued and outstanding common stock, by written consent, authorized the increase in the Company's authorized common stock from 100,000,000 to 250,000,000 and the creation of 10,000,000 blank check shares of preferred stock.

Management believes that the above-described actions will provide the Company with its immediate financial requirements to enable it to continue as a going concern.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE 3 - LEGAL PROCEEDINGS:

On September 6, 2002, a franchisee of the Company filed a complaint in the Alameda County Superior Court and a First Amended Complaint on October 8, 2002 alleging violations of the California Franchise Investment Law, breach of contract, fraud, etc. The allegations also include claims that the Company's franchise offering was not registered with the State of California, that the Company failed to make required disclosures, made fraudulent disclosures, breached the franchise agreement executed by the franchisee, all claims giving rise to rescission and/or damages. The Company has filed an answer denying the allegations and setting up affirmative defenses. In addition, the Company has filed a Cross-Complaint, alleging among other things, fraud, that the franchisee did not intend to perform under the franchise agreement and claiming that the franchisee is using the Company's trademarks, without payment of royalties. The Company alleges a right to damages and intends to file a Motion compelling the franchisee to arbitrate their claims. Counsel to the Company is unable to evaluate the likelihood of any outcome in this case at this time. An arbitration hearing has been scheduled for November 2003.

On March 15, 2002, an action was filed against the Company in the Delaware Circuit Court No. 4, by the sellers of the Company's store at Muncie, Indiana. The plaintiffs entered into an agreement to sell certain assets to the Company and are seeking to have such agreement enforced in certain respects. The complaint seeks specific performance as well as general and punitive damages. Management is in the process of executing agreements with the sellers to resume payments required under the original sale agreement.

Management is also aware of a lawsuit filed pending in Clermont County Common Please Court under Case No. 2002 CVH 00985. This lawsuit was filed by an individual for monies, in the amount of $23,451, allegedly owed to him for consulting work performed for the Company. Management is vigorously contesting these allegations and the case is set up to proceed to trial on August 18, 2003.

On February 8, 2001, co-plaintiffs Media Force Incorporated and Intec Solutions, Inc filed a lawsuit in the Circuit Court of Boone County, Kentucky, against the Company. A specific amount was not stated but apparently, the plaintiffs were seeking an amount in excess of $60,000 for goods and services allegedly rendered for which they claim the Company made no payment. The plaintiffs also pled fraud based upon allegations that the Company knew that it could not pay for the services when ordered (designing and building a website) and that management failed to disclose restrictions on Company common stock which the plaintiffs accepted in partial satisfaction of the amount claimed due. The Company claimed that it was owed money by the plaintiffs and filed a counter claim alleging breach of contract, fraud, breach of warranty, unjust enrichment and promissory estoppel. Plaintiffs denied the counterclaim. In December 2002, the Company reached a settlement with the plaintiffs and agreed to pay $2,000 per month for 10 months. As of June 30, 2003, the Company is current with such payments and the case will be dismissed when all required payments have been made.

The Company recently became aware of a complaint filed in Hamilton County Court of Common Pleas, Hamilton County, Ohio, against the Company. The defendant seeks to recover damages in the amount of $200,000 as compensation for services rendered between 1998 and 2001. The Company has filed a response denying the charges and has also filed a counterclaim alleging defamation of character and deceptive trade practices among others claims and seeks damages in the aggregate amount of $100,000. This case has been set for trial on June 21, 2004.

The Company is not aware of other current outstanding litigation in which the Company is involved other than routine claims for amounts owed to vendors and consultants incidental to ongoing business.

                               PICK-UPS PLUS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

NOTE 4 - DUE FROM FRANCHISEE:

On September 30, 2002, the Company entered into an Area Development Agreement with two shareholders of the Company, and received a promissory note as payment for the $45,000 franchise fee. On October 21, 2002, the Company received $25,000 of this fee with the remaining $20,000 to be paid in equal installments in November and December 2002. As of June 30, 2003, no payments had been received. The Company has agreed to defer payment on this note and has accrued interest at an annual rate of 8%.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders Pick-Ups Plus, Inc.
Cincinnati, Ohio

We have audited the accompanying balance sheets of Pick-Ups Plus, Inc. as of December 31, 2002 and 2001, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pick-Ups Plus, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses of $429,821 and $1,324,954 for the years ended December 31, 2002 and 2001, respectively, and, as of December 31, 2002, had a working capital deficiency of $809,148 and a shareholders' deficit of $771,036. These conditions (and others, see Note 13) raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Management's actions in regard to these matters are more fully described in Note 2.

                            LAZAR LEVINE & FELIX LLP

New York, New York
April 5, 2003

                               PICK-UPS PLUS, INC.
                               -------------------
                                 BALANCE SHEETS
                                 --------------
                           DECEMBER 31, 2002 AND 2001
                           --------------------------

                                   - ASSETS -



                                                                                           2002           2001
                                                                                       -----------    -----------
CURRENT ASSETS:
     Cash                                                                              $     6,779    $    34,808
     Accounts  receivable  - net of allowance  for doubtful  accounts of $887
       for 2001                                                                              6,981          1,640
     Inventories                                                                           152,736        118,854
     Prepaid expenses and other current assets                                              21,082        118,909
     Note receivable from franchisee                                                        20,000              -
     Loan receivable - director                                                             14,863              -
                                                                                       -----------    -----------
TOTAL CURRENT ASSETS                                                                       222,441        274,211
FIXED ASSETS                                                                                80,802        116,307
OTHER ASSETS:
     Security deposits and other assets                                                     13,810         51,305
                                                                                       -----------    -----------

                                                                                       $   317,053    $   441,823
                                                                                       ===========    ===========

                    - LIABILITIES AND SHAREHOLDERS' DEFICIT -

CURRENT LIABILITIES:
     Notes payable - bank                                                              $         -    $   252,954
     Accounts payable                                                                      537,022        534,096
     Accrued expenses                                                                       27,780         53,990
     Sales tax payable                                                                     279,175        147,720
     Loans payable - current                                                               172,289        204,330
     Capitalized lease payable - current                                                    15,323         13,215
     Loans payable - officer                                                                     -         16,562
                                                                                       -----------    -----------
TOTAL CURRENT LIABILITIES                                                                1,031,589      1,222,867
                                                                                       -----------    -----------
NON-CURRENT LIABILITIES:
     Loans payable                                                                               -         76,080
     Capitalized leases                                                                          -         20,443
     Convertible debentures                                                                 56,500        111,800
                                                                                       -----------    -----------

                                                                                            56,500        208,323
                                                                                       -----------    -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
     Preferred stock, $1 par value; 5,000,000 shares authorized; none issued                     -              -
     Common stock, $.001 par value; 100,000,000 shares authorized, 76,281,497 and
       30,012,675 shares issued for 2002 and 2001, respectively                             76,281         30,013
     Additional paid-in capital                                                          2,615,048      1,813,164
     Stock subscription receivable                                                        (200,000)             -
     Accumulated deficit                                                                (3,262,365)    (2,832,544)
                                                                                       -----------    -----------
                                                                                          (771,036)      (989,367)
                                                                                       -----------    -----------

                                                                                       $   317,053    $   441,823
                                                                                       ===========    ===========



See accompanying notes.

                              PICK-UPS PLUS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                        2002            2001
                                                    ------------    ------------
REVENUES:
     Retail sales                                   $  2,349,139    $  1,954,881
     Initial franchise fees                               70,000          50,000
     Royalties                                            57,190          54,873
                                                    ------------    ------------
                                                       2,476,329       2,059,754
                                                    ------------    ------------

COSTS AND EXPENSES (INCOME):
     Cost of sales                                     1,496,496       1,409,879
     Selling, general and administrative expenses      1,488,598       1,727,092
     Goodwill impairment charges                               -         183,635
     Other (income)                                         (404)         (1,315)
     Settlement of accounts payable                     (100,926)              -
     Interest expense                                     22,386          65,417
                                                    ------------    ------------
                                                       2,906,150       3,384,708
                                                    ------------    ------------

LOSS BEFORE PROVISION (CREDIT) FOR INCOME TAXES         (429,821)     (1,324,954)

     Provision (credit) for income taxes                       -               -
                                                    ------------    ------------

NET LOSS                                            $   (429,821)   $ (1,324,954)
                                                    ============    ============


BASIC/DILUTED LOSS PER COMMON SHARE                 $       (.01)   $       (.08)
                                                    ============    ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            59,903,589      16,289,619
                                                    ============    ============



See accompanying notes.

                              PICK-UPS PLUS, INC.
                       STATEMENT OF SHAREHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                                                                         TOTAL
                                                                 ADDITIONAL      STOCK             ACCUMULATED     ----------------
                                           COMMON STOCK           PAID-IN     SUBSCRIPTION       ----------------    SHAREHOLDERS'
                                        SHARES        AMOUNT      CAPITAL      RECEIVABLE            DEFICIT            DEFICIT
                                    -------------  ----------  ------------    ------------      ----------------  ----------------
Balance at January 1, 2001             12,778,932  $   12,779  $  1,215,404    $         -        $    (1,507,590)  $     (279,407)

Compensatory shares                     4,188,003       4,188       268,312              -                     -           272,500

Shares issued in satisfaction of
   accounts payable                        22,250          22        22,228              -                     -            22,250

Sale of common shares                   4,269,858       4,270       157,230              -                     -           161,500

Conversion of debentures                8,453,632       8,454       129,132              -                     -           137,586

Imputed interest on shareholder
   loan                                        -           -          3,158              -                     -             3,158

Shares issued in connection with
   asset acquisition                      300,000         300        17,700              -                     -            18,000

Net loss for the year ended
   December 31, 2001                           -           -             -               -             (1,324,954)      (1,324,954)
                                    -------------  ----------  ------------    ------------      ----------------  ---------------

Balance at December 31, 2001           30,012,675      30,013     1,813,164              -             (2,832,544)        (989,367)

Conversion of debentures                6,596,969       6,597        48,703              -                     -            55,300

Loans payable converted to equity      12,651,853      12,651       240,303              -                     -           252,954

Sale of common shares                  21,500,000      21,500       425,373        (200,000)                   -           246,873

Compensatory shares                     5,520,000       5,520        87,505              -                     -            93,025

Net loss for the year ended
   December 31, 2002                           -           -             -               -               (429,821)        (429,821)
                                    -------------  ----------  ------------    -------------      ----------------  ---------------
Balance at December 31, 2002           76,281,497  $   76,281  $  2,615,048    $   (200,000)      $    (3,262,365)  $     (771,036)
                                    =============  ==========  ============    =============      ================  ===============



See accompanying notes.

                              PICK-UPS PLUS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                                             2002           2001
                                                                                        -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                            $  (429,821)   $(1,324,954)
    Adjustments to reconcile net loss to net cash (utilized) by operating activities:
       Depreciation and amortization                                                        123,148         82,629
       Bad debt provision                                                                         -           (712)
       Compensatory shares                                                                   93,025        140,500
       Imputed interest on shareholder loan                                                       -          3,158
       Impaired goodwill                                                                          -        183,635
    Changes in assets and liabilities:
       (Increase) decrease in accounts and note receivable                                  (25,341)         4,447
       (Increase) in inventory                                                              (33,882)       (17,921)
       Decrease in prepaid expenses and other                                                16,077         31,941
       Increase in accounts payable                                                           2,926        287,437
       (Decrease) increase in accrued expenses                                              (26,210)        40,065
       Increase in sales tax payable                                                        131,455         78,245
                                                                                        -----------    -----------
         NET CASH (UTILIZED) BY OPERATING ACTIVITIES                                       (148,623)      (491,530)
                                                                                        -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                     (4,893)       (49,600)
    Security deposits and other assets                                                       36,495            500
    Cost in excess of net assets acquired                                                         -        (56,500)
                                                                                        -----------    -----------
         NET CASH PROVIDED (UTILIZED) BY INVESTING ACTIVITIES                                31,602       (105,600)
                                                                                        -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net (repayments) of bank credit lines                                                         -       (140,146)
    Proceeds from long-term debt                                                                  -        102,000
    Principal payments of long-term debt                                                   (108,121)       (63,112)
    Payments of capitalized leases                                                          (18,335)       (12,602)
    Loans advanced to director/officer                                                      (31,425)       (39,831)
    Acquisition debt                                                                              -         83,000
    Proceeds from debentures                                                                      -        300,000
    Net proceeds from issuance of common stock                                              246,873        110,886
                                                                                        -----------    -----------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                           88,992        340,195
                                                                                        -----------    -----------
NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                                 (28,029)      (256,935)
    Cash and cash equivalents, beginning of year                                             34,808        291,743
                                                                                        -----------    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                  $     6,779    $    34,808
                                                                                        ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
(i)  Cash paid during the year:
         Interest                                                                       $    19,086    $    52,303
         Taxes                                                                                    -              -
(ii) During 2001, the Company issued 300,000 shares of common stock valued at
     $18,000 in connection with the acquisition of certain assets
(iii)During 2002, the Company issued (a) 6,596,969 shares of common stock upon the conversion of debentures aggregating $55,300 and (b) 12,651,853 common shares upon the conversion of loans payable in the amount of $252,954



See accompanying notes.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 - DESCRIPTION OF COMPANY:

Pick-Ups Plus, Inc., the Company, was incorporated in Delaware in 1993. The Company operates and franchises retail automotive parts and accessories stores catering to the light truck market, which is considered to be the fastest growing segment of the motor vehicle market in the United States. There are currently 7 franchised locations in operation and until February 2003 there were 4 Company owned-stores (see also Note 2). Subject to the availability of financing, the Company intends to pursue an aggressive expansion strategy by opening additional company-owned stores and franchise locations.

NOTE 2 - GOING CONCERN UNCERTAINTY/SUBSEQUENT EVENTS:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. However, the Company realized a net loss of $429,821 and also sustained substantial operating losses in 2001, 2000 and 1999 of $1,324,954, $1,146,347 and $275,777,
respectively. In addition, the Company has used significant amounts of working capital in its operations and, as of December 31, 2002, current liabilities exceed current assets by $809,148 and total liabilities exceed total assets by $771,036.

Since 1999, the Company has been delinquent in reporting and remitting sales tax collected from its customers during the normal course of its operations. As of December 31, 2002, sales tax collected from customers and unpaid aggregated $279,175. The Company has not accrued any interest and penalty costs associated with this liability and is hopeful that it can make payments to the appropriate state taxing authorities under an amnesty program.

In view of these matters, realization of the assets on the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

On March 29, 2001, the Company entered into (i) a Placement Agent Agreement (the Agreement) with an investment banking group, May Davis Group, Inc., to assist in the sales of the Company's debentures and (ii) an Equity Line of Credit Agreement (the Equity Line) with Cornell Capital Partners, LP (Cornell) whereby the Company will sell to Cornell, from time to time, up to $5 million of the Company's common stock subject to certain market limitations. The Company also agreed to pay to Yorkville Advisors LC (a general partner of Cornell) a fee equal to 2% of each installment amount invested in the Company by Cornell. On February 28, 2002, the Company entered into a Termination Agreement with Cornell, terminating the Equity Line. In addition, the Company entered into a related non-negotiable promissory note with Cornell dated February 28, 2002 (the "Renewal Note"). The Renewal Note renews and restates a prior note between the Company and Cornell dated July 14, 2001, of which the principal amount was $100,000 with an annual interest rate of 12% (the "Original Note"). At the time the parties entered into the Renewal Note, there was $5,000 of accrued interest on the Original Note. Pursuant to the terms of the Renewal Note, the Company will pay Cornell $105,000 with interest thereon at the rate of eight percent (8%) per annum. The principal and interest on the Renewal Note is payable in twelve (12) equal monthly installments of $9,133, commencing March 15, 2002. As additional consideration for the Termination Agreement and the Renewal Note, the Company issued to Cornell 50,000 shares of the Company's common stock. The payment and the performance of the Renewal Note has been unconditionally

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - GOING CONCERN UNCERTAINTY/SUBSEQUENT EVENTS (CONTINUED):

guaranteed personally by the Company's then Chairman of the Board/President, (the "Guaranty"). The Renewal Note and the Guaranty are secured by a Pledge Agreement dated February 28, 2002, by and between Cornell and this officer. Under the Pledge Agreement, the officer pledged and granted to Cornell a first-priority security interest in 5,000,000 shares of the Company's common stock held of record by him. Pursuant to the Pledge Agreement, the officer unconditionally agreed that if the Company defaults on the Renewal Note, Cornell shall have the right to take and/or sell a number of the pledged shares equal to the entire principal balance and accrued interest outstanding and owed to Cornell under the Renewal Note and Guaranty. As of December 31, 2002, the balance owed to Cornell was $44,770. In February 2003, subsequent to the balance sheet date, Cornell exercised its right to sell the pledged shares thereby satisfying the outstanding balance.

Effective March 15, 2002 (the "Closing Date"), the Company entered into a Stock Purchase Agreement dated March 14, 2002 (the "Purchase Agreement") with PUPS Investment, LLC, a Florida limited liability company ("LLC"), pursuant to which the Company agreed to issue and sell to LLC, and LLC agreed to purchase from the Company, from time to time in accordance with a schedule of purchases and sales over the following three (3) months, an aggregate of 21,500,000 shares of the Company's common stock, for an aggregate purchase price of $500,000. The initial purchase of 7,500,000 shares (the "Initial Purchase") was completed on the Closing Date for an aggregate purchase price of $150,000 (the "Initial Purchase Price"). LLC had also loaned $150,000 to the Company at various times between January 29, 2002 and March 13, 2002. On the Closing Date, such loans were terminated and all sums were treated as a prepayment toward the total Initial Purchase Price due on the Closing Date. As of December 31, 2002, the Company had issued the entire block of 21,500,000 shares of common stock with the remaining balance of $200,000 to be received by the Company in 2003. In October of 2002 Professional Management & Consulting Services Group, Inc. (PMCS) assumed the liability for the remaining $200,000 and was assigned 8,000,000 shares out of the initial block of 21,500,000. As of April 5, 2003, $125,000 in cash had been received leaving a balance due the Company of $75,000.

The Purchase Agreement also provided LLC with an option to purchase from the Company, at any time on or before December 31, 2002, up to an additional 16,666,666 shares of the Company's Common Stock for an aggregate purchase price of $500,000. This option was assumed by (PMCS) and the time period was extended until December 31, 2003. The Purchase Agreement further provides that the Company shall take prompt action to appoint a representative of LLC to the Board of Directors of the Company. The Company also agreed to pay a 5% finder's fee to Professional Management and Consulting Services Group, Inc. in connection with the Purchase Agreement.

Simultaneously with the execution of the Purchase Agreement, LLC acquired all right, title and interest in a promissory note dated May 3, 2000 executed and delivered by the Company in favor of PNC Bank, National Association ("PNC") in the original principal amount of $300,000, (the "Note"). In consideration of LLC's acquisition of the Note, the Company agreed to make the Note convertible into 12,651,853 shares of common stock (the "Conversion Agreement"). LLC exercised the Conversion Agreement in full, effective March 15, 2002. This transaction also included the issuance of an additional 100,000 shares of the Company's Common Stock to PNC to settle the default on the Note. See also Note 7a.

In May 2002, the Company relocated its offices to smaller premises, and lowered its monthly rent expense by approximately $4,000. The Company also terminated certain employees, effected pay-cuts, and continues to implement cost-containing measures. Through December 31, 2002, management was successful in settling some of its payables at reduced amounts and as such, the December 2002 statement of operations reflects approximately $101,000 of income from such settlements. Management intends to continue to negotiate reduced payment amounts with certain vendors.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 2 - GOING CONCERN UNCERTAINTY/SUBSEQUENT EVENTS (CONTINUED):

In March 2003, subsequent to the balance sheet date, the Company closed 2 of its Company stores (Akron, Ohio and Muncie, Indiana) and consolidated the inventory maintained in those locations into its Sharonville, Ohio and Florence, Kentucky stores. The closure of these stores will eliminate the related overhead costs, thus reducing the continuing cash needed for operations. Management expects that the remaining 2 stores in operation will generate a positive cash flow.

Management believes that the above-described actions will provide the Company with its immediate financial requirements to enable it to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies, which are considered particularly significant.

(A) USE OF ESTIMATES:

In preparing financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP), management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

(B) STATEMENTS OF CASH FLOWS:

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

(C) INVENTORIES:

Inventories, which consist solely of goods held for resale, are stated at the lower of cost (first-in, first-out method) or market. Market is considered as net realizable value.

(D) FIXED ASSETS:

Fixed assets are recorded at cost. Depreciation and amortization are provided on a straight-line basis as follows:



Machinery and equipment                                  5 years
Furniture and fixtures                                   7 years
Transportation equipment                                 3 years
Assets under capitalized leases                          3 years



Maintenance and repairs are expensed as incurred, renewals and betterments are capitalized.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(E) INTANGIBLE ASSETS:

In December 2000, the Company determined that the goodwill associated with businesses acquired during that year (see Note 4) was impaired and as a result, in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", reflected a write-down of $119,504 and reduced the life of the remaining balance to 7 years. In December 2001, after further analysis, management determined that the remaining goodwill, as well as goodwill recorded in connection with an acquisition in August 2001, was impaired and as a result recorded an impairment charge of $183,635 in 2001. The write-downs and impairment charge were based on an analysis of projected undiscounted cash flows, which were no longer deemed adequate to support the value of goodwill associated with these stores.

Amortization expense for the year ended December 31, 2001 aggregated $30,166.

(F) REVENUE RECOGNITION:

The Company recognizes revenues from retail sales of automotive parts and accessories at the point of sale.

When a franchise is sold, the Company agrees to provide certain services to the franchisee. Generally these services include assistance in site selection, training personnel, design and set-up of retail floor space and an installation center. Revenue (initial franchise fee) from the sale of an individual franchise is recognized when substantially all services to be provided by the Company have been performed. Monthly royalty fees received from the franchisees are recorded as earned.

(G) ADVERTISING AND PROMOTION COSTS:

Advertising and promotion costs are expensed as incurred in accordance with SOP No. 93-7 "Reporting on Advertising Costs". For the years ended December 31, 2002 and 2001, such costs aggregated $40,416 and $109,150, respectively.

(H) INCOME TAXES:

The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carry forwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(I) EARNINGS (LOSS) PER SHARE:

Basic earnings (loss) per share has been computed on the basis of the weighted average number of common shares outstanding during each period presented according to the provisions of SFAS No. 128 "Earnings Per Share". Diluted earnings (loss) per share has not been presented as the effect of the common stock purchase warrants outstanding, on such calculation, would have been antidilutive. Such securities could potentially dilute basic earnings per share in the future.

(J) FAIR VALUE:

The carrying amounts of cash, trade receivables, accounts payable and debt obligations approximate fair value, as of December 31, 2002 and 2001.

(K) RECLASSIFICATION:

Certain reclassifications have been made to the 2001 financial statements to conform to the classification used in 2002.

(L) RECENT ACCOUNTING PRONOUNCEMENTS:

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supercede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations". This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. The adoption of this standard had no effect on the Company's financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 will generally require gains and losses on extinguishment of debt to be classified as income or loss from continuing operations rather than as extraordinary items. The Company is required to adopt SFAS No. 145 in fiscal 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This standard requires that costs associated with exit or disposal activities be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 will apply to exit or disposal activities initiated by the Company after fiscal 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment to FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods for transition to SFAS No. 123's fair value method of accounting for stock-based compensation. As amended by SFAS No. 148, SFAS No. 123 also requires additional disclosure regarding stock-based compensation in annual and condensed interim financial statements.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 4 - ACQUISITION:

On August 2, 2001, the Company completed the acquisition of certain assets of an unrelated entity located in Akron, Ohio. The purchase price was paid as follows:
(a) $65,000 in cash at closing; (b) issuance of a $44,000 non-interest bearing note payable in equal monthly installments of $4,000 commencing September 2001 and (c) issuance of a $39,000 non-interest bearing note payable no later than 30 days after closing upon the satisfaction of certain conditions. The Company also issued 300,000 shares, valued at $18,000, of its common stock as part of the purchase price. The assets acquired consist of store fixtures, shop equipment and inventory and the Company recorded goodwill in the amount of $56,500. The Company is paying the required monthly installments on the $44,000 note, and, as of December 31, 2002, the remaining balance was $7,773. However, as of the date of this report, the seller has not met the conditions required in order for the $39,000 note to be paid. Management has settled this issue for $41,000 (including additional charges) payable over 12 months @ 6% interest.

On August 18, 2000, the Company completed the acquisition of certain net assets of a franchisee located in Muncie, Indiana. The purchase price was paid by the issuance of 10,000 shares of Company common stock valued at $3,000. Assets acquired included store fixtures and inventory and the Company assumed certain accounts payable and a bank loan. Costs in excess of the assets acquired of $80,284, were assigned to goodwill and amortized on a straight-line basis over ten (10) years.

In March 2003, subsequent to the balance sheet date, in an effort to contain costs, the Company decided to cease operations at the Akron and Muncie stores.

On May 1, 2000, the Company completed the acquisition of the assets of a franchisee located in Florence, Kentucky. The purchase price of $286,942, was offset by royalties owed to the Company by this franchisee, aggregating $73,042 (including $70,578 from prior years). The remaining balance of $213,900 was payable (as amended) in cash of $210,600 and 30,000 shares of Company common stock at an aggregate value of $3,300. The Company paid $60,000 at the time of closing and the remaining cash portion of the purchase price was paid, by agreement, prior to June 30, 2001. Costs in excess of the assets acquired of $214,500 were being amortized on a straight-line basis over ten (10) years.

The above acquisitions were recorded utilizing the purchase method of accounting. In 2001 and 2000, the Company determined that a portion of the goodwill associated with these businesses was impaired and as a result recognized impairment charges (see Note 3e).

NOTE 5 - NOTE RECEIVABLE FROM FRANCHISEE:

On September 30, 2002, the Company entered into an Area Development Franchise Agreement with 2 shareholders of the Company, and received a promissory note as payment for the $45,000 fee. On October 21, 2002, the Company received $25,000 of this fee. As of December 31, 2002, the remaining $20,000, which was to be paid in equal installments in November and December 2002, remains unpaid

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 6 - FIXED ASSETS:

                  Fixed assets is comprised of the following:



                                                     2002       2001
                                                  --------   --------
Furniture and fixtures                            $ 75,208   $ 74,976
Machinery and equipment                             37,635     32,974
Transportation equipment                             9,200     38,039
Capitalized leases                                  66,716     66,716
                                                  --------   --------
                                                   188,759    212,705
Less: accumulated depreciation and amortization    107,957     96,398
                                                  --------   --------
                                                  $ 80,802   $116,307
                                                  ========   ========



Depreciation and amortization expense aggregated $40,398 and $48,162 for 2002 and 2001, respectively.

NOTE 7 - LOANS PAYABLE:

(A) LINE OF CREDIT:

In May 2000, the Company entered into an agreement with its bank (PNC Bank) to provide a line of credit in the amount of $300,000. Borrowings under this line, which bore interest at an annual rate equal to the bank's prime lending rate + 1%, were collateralized by all of the Company's assets, the unlimited personal guaranty of the Company's President as well as 144,000 shares of the Company's common stock held by its President. The principal payment on this credit line was due in June 2001.

In October 2001, the bank filed suit in the Court of Common Pleas, Hamilton County, Ohio, against the Company for non-payment of the principal balance owed and for a default of the personal guaranty. On November 19, 2001, the Company received notification from the bank that it would settle the balance owed in return for a payment of $150,000, ($75,000 to be paid on or before November 30, 2001 and $75,000 to be paid on or before December 15, 2001) plus the retention of 100,000 shares of the stock which was pledged by the Company's President. The Company was unable to meet the bank's requirements and in March 2002, this note was acquired in a transaction with PUPS Investment, LLC (see Note 2). The bank retained 100,000 of the 144,000 shares held by the Company's President which partly collateralized borrowings under this credit line.

(B) NOTE PAYABLE - BANK:

In March 1999, the Company effected a promissory note in the amount of $100,000, payable to a bank. This note, originally due on July 29, 1999, was extended by the bank at different times. Borrowings under this note were secured by the personal guarantees of the Company's President and another shareholder. The annual interest rate was equal to the bank's prime lending rate, 9.5%, as of December 31, 2000. This note was fully repaid in January 2001 in the amount of $93,100.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 7 - LOANS PAYABLE (CONTINUED):

(C) LOANS PAYABLE:

On July 14, 2001 the Company entered into a promissory note with Cornell Capital Partners, LP (Cornell) in which the Company was to receive an aggregate of $200,000, repayable with interest at an annual rate of 12%. Repayment of this loan was to occur within forty-five business days from the date on which the Company was in receipt of the principal sum of $200,000. In March 2002, the Company entered into a non-negotiable promissory note with Cornell dated February 28, 2002 (the "Renewal Note"). The Renewal Note renews and restates the note of July 14, 2001 (the "Original Note"). At the time the parties entered into the Renewal Note, there was $5,000 of accrued interest on the Original Note. Pursuant to the terms of the Renewal Note, the Company will pay Cornell $105,000 with interest thereon at the rate of eight percent (8%) per annum. The principal and interest on the Renewal Note is payable in twelve (12) equal monthly installments of $9,133, commencing March 15, 2002. The payment and the performance of the Renewal Note has been unconditionally guaranteed personally by the Company's Chairman of the Board/ President, (the "Guaranty"). The Renewal Note and the Guaranty are secured by a Pledge Agreement dated February 28, 2002, (the "Pledge Agreement"), by and between Cornell and this officer. Under the Pledge Agreement, the officer pledged and granted to Cornell a first-priority security interest in 5,000,000 shares of the Company's common stock held of record by him. Pursuant to the Pledge Agreement, the officer unconditionally agreed that if the Company defaults on the Renewal Note, Cornell shall have the right to take and/or sell a number of the pledged shares equal to the entire principal balance and accrued interest outstanding and owed to Cornell under the Renewal Note and Guaranty. As of December 31, 2002, the balance owed to Cornell was $44,770

Loans payable as of December 31, 2002 and 2001 consists of the following:


                                                                                      2002      2001
                                                                                   --------   --------
Small  business  loan;  monthly  payments  of $1,335,  annual  interest  rate of
  10.25%, matures in July 2003                                                     $ 77,889   $ 86,004
Equipment loans payable                                                                 857     20,633
Notes payable re: acquisition - Akron, Ohio (see Note 4)                             46,773     71,773
Note payable - Cornell                                                               44,770    100,000
Loan payable - Other                                                                  2,000      2,000
                                                                                   --------   --------
                                                                                    172,289    280,410
Less: current maturities                                                            172,289    204,330
                                                                                   --------   --------
                                                                                   $      -   $ 76,080
                                                                                   ========   ========



(D) CAPITALIZED LEASE OBLIGATIONS:

The Company is the lessee of telephone and computer equipment under various leases. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The assets are depreciated over their estimated useful lives. Depreciation of assets under capital leases, included in depreciation expense for the years ended December 31, 2002 and 2001, aggregated $17,360 and $19,479, respectively.

The interest rates on the capitalized leases were based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 8 - RELATED PARTY TRANSACTIONS:

As of December 31, 2001, the Company was indebted to an officer of the Company in the amount of $16,562. Interest on this loan, which was payable on demand, was imputed at 8 1/2% per annum. The officer waived payment of any interest, however, and such amounts were recorded as additional paid-in capital.

During 2002, this officer resigned his position but continued as a director of the Company. The Company continues to pay certain benefits on his behalf, which are to be reimbursed to the Company. As of December 31, 2002, such un-reimbursed expenses aggregated $14,863.

NOTE 9 - CONVERTIBLE DEBENTURES:

On March 29, 2001 the Company entered into a Placement Agent Agreement (see Note
2) to assist in the sale of an aggregate of $500,000 in principal amount of 5% convertible debentures (the Debentures). The Debentures are due in 2006 with interest being computed on the basis of a 365-day year. The Debentures are convertible at a conversion price equal to either (a) $.50 per share or (b) an amount equal to eighty percent (80%) of the lowest five (5) closing bid prices of the Company's common stock for the twenty (20) trading days immediately preceding the conversion date.

During April and May 2001, the Company issued $300,000 of its debentures. Through December 31, 2001, certain holders had converted an aggregate of $188,200 of their debentures in exchange for 8,453,632 of Company common shares.

In January 2002, an aggregate of $55,300 of additional debentures were converted in exchange for 6,596,969 shares of Company common stock.

NOTE 10 - CAPITAL STOCK AND EQUIVALENTS:

In September 1998, the Company's directors authorized an increase in the number of shares of common stock from one share to fifty million shares at $0.001 par value per share and five million shares of preferred stock at $1.00 par value per share. They also authorized a forward stock split of 6,100,000 to 1. In March 2002, the directors authorized an additional increase of common stock to 100,000,000 shares.

In December 1998, the Company consummated a private placement of its common stock, issuing 10,000 units at $5.00 per unit. Each unit consisted of 50 shares of common stock and 95 redeemable common stock purchase warrants. The common stock purchase warrants, which were exercisable for one share of common stock at $1.00 per share, until November 2, 2001, expired without being exercised.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 10 - CAPITAL STOCK AND EQUIVALENTS (CONTINUED):

During 2000, the Company received $201,999 in net proceeds and issued 252,500 shares of common stock as of result of the exercise of common stock purchase warrants. Subsequently, pursuant to a settlement agreement entered into, the Company received back 102,500 shares of its common stock at no cost. The Company also issued (i) 1,373,332 shares of common stock in payment of various professional fees with an aggregate value of $200,951; (ii) 261,500 shares of common stock as compensation to certain employees with an aggregate value of $31,870 and (iii) 40,000 shares of common stock valued at $6,300 in connection with certain assets acquired (see Note 4). The Company also issued 4,196,000 shares of common stock for net proceeds of $579,625 in a series of private placements of its stock.

In March 2001, the Company issued 22,250 shares of common stock in settlement of accounts payable to Media Force Incorporated (see Note 12) in the amount of $22,250 and 25,000 shares of common stock in payment of $25,000 in fees to a consultant.

In connection with the March 2001 Equity Line agreement (see Note 2), the Company issued 500,000 shares of its common stock to Yorkville Advisors LC in lieu of consulting fees in the amount of $150,000.

In connection with the Akron, Ohio acquisition (see Note 4) the Company issued 300,000 shares of common stock valued at $18,000.

In June 2001, the Company issued 1,569,858 shares of common stock to Cornell (see Note 2) at a per share price of $.0637 for net proceeds of $89,500 and in August and September 2001, issued an additional 3,663,003 shares of common stock to Cornell in lieu of consulting fees of $97,500.

As of December 31, 2001, holders of the Company's Debentures converted $188,200 of such debentures and received an aggregate of 8,453,632 shares. During October and November 2001, the Company received $72,000 from investors in exchange for the issuance of 2,700,000 shares of its common stock and warrants to purchase an aggregate of 800,000 shares of Company common stock (400,000 at an exercise price of $.30 per share and 400,000 at an exercise price of $.50 per share).

In January 2002, the Company issued 6,596,969 shares of common stock as a result of certain debenture holders electing to convert $55,300 of such debentures.

In March 2002, PUPS Investment, LLC (see Note 2) assumed and satisfied the Company's note payable to its bank (see Note 7a). In connection therewith, the Company repaid PUPS Investment, LLC through the issuance of 12,651,853 shares of its common stock. As discussed in Note 2, as additional consideration for the Termination Agreement and the Renewal Note, the Company issued to Cornell 50,000 shares of the Company's common stock. The Company also issued an aggregate of 5,470,000 shares of common stock in lieu of payment of fees and employee bonuses.

In connection with a Stock Purchase Agreement entered into with PUPS Investment, LLC, (see Note 2) the Company agreed to issue and sell to this entity an aggregate of 21,500,000 shares of the Company's common stock. As of December 31, 2002, the Company had issued all of the common shares and received net proceeds of $246,873.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 11 - INCOME TAXES:

No provision for Federal and state income taxes has been recorded since the Company has incurred losses for 2002 and 2001. Deferred tax assets at December 31, 2002 and 2001 consist primarily of the tax effect of the net operating losses that expire in years beginning in 2019 and which amounts to approximately $1,100,000 at December 31, 2002. The Company has provided a 100% valuation allowance on the deferred tax assets at December 31, 2002 and 2001 to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

(A) LEASE OBLIGATIONS:

The Company is obligated presently for future minimum lease payments, pursuant to renewable leases, retail space, in the following amounts:



            2003                                      $ 133,032
            2004                                        112,892
            2005                                         89,994
            2006                                         68,238
                                                      ---------
                                                      $ 404,156
                                                      =========


In addition, the Company rents office and retail space, on a month to month basis, for $2,800 per month.

Rental expense for 2002 and 2001 aggregated $240,453 and $203,163 respectively.

(B) MAJOR SUPPLIERS:

The Company purchases its inventory from two major suppliers. Purchases for the year ended December 31, 2002 and 2001 aggregated $720,029 and $657,050, respectively and accounts payable to these two vendors at December 31, 2002 and 2001 was $148,063 and $107,226, respectively.

(C) CONSULTING AGREEMENTS:

On March 14, 2002, the Company entered into a two-year Consulting Agreement (the "Consulting Agreement"), with Professional Management and Consulting Services Group, Inc., a Florida corporation ("PMCS"). The services to be provided to the Company by PMCS include the review, analysis and formulation of formal and/or informal financial, strategic and business plans; assisting and advising on all issues relating to the Company's growth strategies; providing assistance and advice in connection with the development and execution of acceptable merger and acquisition strategies; assisting in the selection and the negotiation of acceptable sites for the construction of new stores; assisting and advising in all phases of the Company's efforts to secure lines of credit, establishing and enhancing banking relationships in connection with the acquisition or construction of new stores, and as otherwise needed. In addition, PMCS shall serve as the construction manager overseeing all phases of construction at the sites of all new stores, if any, and where appropriate, provide the total construction contract, as the contractor of record.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

(C) CONSULTING AGREEMENTS (CONTINUED):

In consideration of the services to be provided by PMCS under the Consulting Agreement, the Company agreed to issue 3,000,000 shares of its common stock to PMCS's principals, together with warrants for the purchase of up to an additional 3,000,000 shares of common stock at exercise prices ranging from $.05 per share to $.15 per share. The shares of common stock underlying such warrants were registered with the Commission on a Form S-8 registration statement and the warrants expire on March 13, 2004. The Company also agreed to pay PMCS a management fee equal to 5% of total construction costs of each new store built during the term of the Consulting Agreement. Where PMCS also provides contractor services in addition to management services, the Company will pay PMCS an additional contractor's fee equal to 12% of such total construction costs, provided however, that such management and contractor fees shall be reduced from time to time if necessary so as to maintain the provision of such services by PMCS on terms which are not less favorable than those which could be obtained from a third party in an arms-length transaction.

NOTE 13 - LEGAL PROCEEDINGS:

On September 6, 2002, a franchisee of the Company filed a complaint in the Alameda County Superior Court and a First Amended Complaint on October 8, 2002 alleging violations of the California Franchise Investment Law, breach of contract, fraud, etc. The allegations also include claims that the Company's franchise offering was not registered with the State of California, that the Company failed to make required disclosures, made fraudulent disclosures, breached the franchise agreement executed by the franchisee, all claims giving rise to rescission and/or damages. The Company has filed an answer denying the allegations and setting up affirmative defenses. In addition, the Company has filed a Cross-Complaint, alleging among other things, fraud, that the franchisee did not intend to perform under the franchise agreement and claiming that the franchisee is using the Company's trademarks, without payment of royalties. The Company alleges a right to damages and intends to file a Motion compelling the franchisee to arbitrate their claims. Counsel to the Company is unable to evaluate the likelihood of any outcome in this case at this time.

On March 15, 2002, an action was filed against the Company in the Delaware Circuit Court No. 4, Muncie, Indiana, by the sellers of the Company's store at that location (see Note 4). The plaintiffs entered into an agreement to sell certain assets to the Company and are seeking to have such agreement enforced in certain respects. The complaint seeks specific performance as well as general and punitive damages. Discovery in this matter is still ongoing and the Company anticipates defending this case vigorously.

Management is also aware of a lawsuit filed pending in Clermont County Common Please Court under Case No. 2002 CVH 00985. This lawsuit was filed by an individual for monies, in the amount of $23,451, allegedly owed to him for consulting work performed for the Company. Management is vigorously contesting these allegations and the case is set up to proceed to trial on August 18, 2003.

In October 2001, PNC Bank (see Note 7a) filed suit in the Court of Common Pleas, Hamilton County, Ohio, against the Company for non-payment of the principal balance owed and for a default of the personal guaranty. On November 19, 2001, the Company received notification from the bank that it would settle the balance owed in return for a payment of $150,000, ($75,000 to be paid on or before November 30, 2001 and $75,000 to be paid on or before December 15, 2001) plus the retention of 100,000 shares of the stock which was pledged by the Company's President. This note was settled in March 2002 (see Note 2) and the suit was dismissed.

                              PICK-UPS PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 13 - LEGAL PROCEEDINGS (CONTINUED):

On February 8, 2001, co-plaintiffs Media Force Incorporated and Intec Solutions, Inc filed a lawsuit in the Circuit Court of Boone County, Kentucky, against the Company. A specific amount was not stated but apparently, the plaintiffs were seeking an amount in excess of $60,000 for goods and services allegedly rendered for which they claim the Company made no payment. The plaintiffs also pled fraud based upon allegations that the Company knew that it could not pay for the services when ordered (designing and building a website) and that management failed to disclose restrictions on Company common stock which the plaintiffs accepted in partial satisfaction of the amount claimed due. The Company claimed that it was owed money by the plaintiffs and filed a counter claim alleging breach of contract, fraud, breach of warranty, unjust enrichment and promissory estoppel. Plaintiffs denied the counterclaim. In December 2002, the Company reached a settlement with the plaintiffs and agreed to pay $2,000 per month for 10 months. As of April 5, 2003, the Company is current with such payments and the case will be dismissed when all required payments have been made.

There is no other current outstanding litigation in which the Company is involved other than routine claims for amounts owed to vendors and consultants incidental to ongoing business.




----------------------------------------------------------       ----------------------------------------------------------

 You   should   rely  only  on  the   information
 contained  in  this  prospectus.   We  have  not
 authorized    anyone   to   provide   you   with
 information   different  from  the   information
 contained in this prospectus.  This document may
 only be  used  where  it is  legal  to sell  the
 securities. The information in this document may
 only be accurate on the date of this document.




                                                                                  UP TO 10,588,235 SHARES
                                                                                          OF OUR
                                                                                      OF COMMON STOCK

                    TABLE OF CONTENTS
                                                     Page

Prospectus Summary                                      2
Risk Factors                                            4
Use Of Proceeds                                        10                            PICK-UPS PLUS, INC.
Selling
Stockholders                                           10
Plan of Distribution                                   13
Market For Common Equity And Related
     Stockholder Matters                               16
Management's Discussion And Analysis Or Plan Of
     Operation                                         17                              ________________
Business                                               20                                 PROSPECTUS
Management                                             28                              ________________
Executive Compensation                                 27
Certain Relationships And Related Transactions         29
Security Ownership Of Certain Beneficial Owners
     And Management                                    31
Description Of Securities                              33
Indemnification                                        33                             September 4, 2003
Legal Matters                                          35
Experts                                                35
Available Information                                  35
Index To Financial Statements                          36

----------------------------------------------------------       ----------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                      NATURE OF EXPENSE                       AMOUNT
                                                           -----------
                      SEC Registration fee                      8.57
                      Accounting fees and expenses          5,000.00*
                      Legal fees and expenses              45,000.00*
                                TOTAL                     $50,008.57*

* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information regarding all sales of our unregistered securities during the past three years for Pick-Ups Plus, Inc. (the "Company")

         In August 2000, the Company issued 50,000 shares of its common stock, valued at $.14 per share, to one individual as payment for services rendered to the Company valued at $7,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In September, 2000, the Company sold 500,000 shares of its common stock to one individual as compensation for services rendered pursuant to his consulting agreement. Such shares were valued at an aggregate of $25,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In October, 2000, the Company issued 10,000 shares of its common stock to one individual, valued at $.30 per share, which was paid as part of the purchase price of a Pick Ups Plus store. The Company also issued 30,000 shares to one individual, valued at $.10 per share, which was paid as part of the purchase price of a Pick Ups Plus store. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In October 2000, the Company issued 30,000 shares of it common stock to one individual upon the exercise of warrants to purchase shares of the Company's common stock for which the Company received an aggregate of $4,800. The Company also issued an aggregate of 372,000 shares of its common stock to ten employees and consultants for services rendered to the Company. All of the shares issued were valued at $.11 per share. Such issuances were pursuant to the exemption provided in Section 4(2)of the Securities Act for transactions by an issuer not involving a public offering.

         In November 2000, the Company entered into a financial advisory agreement with Morgan Brewer Securities, Inc. and issued an aggregate of 900,000 shares of common stock to its designees, valued at $.15 per share. The Company also issued 100,000 shares of common stock, valued at $.15 per share, to a consulting firm. Such issuances were pursuant to the exemption provided in
Section 4(2)of the Securities Act for transactions by an issuer not involving a public offering.

         In October 2000, the Company granted warrants to two individuals to purchase an aggregate of 1,000,000 shares of its common stock. Such warrants were granted with an exercise price of $.15 per share and in October 2000, the warrants were exercised and paid for in full.

         From October through December 2000, the Company issued 153,332 shares of its common stock, valued at $.15 per share, and 25,000 shares of its common stock valued, at $.20 per share, to one individual as payment for legal services rendered to the Company. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In December 2000, the Company issued an aggregate of 666,668 shares of its common stock to two accredited investors who purchased the shares at a price of $.15 per share, for an aggregate purchase price of $100,000 to the Company. Such issuances were pursuant to the exemption provided in Section 4(2)of the Securities Act for transactions by an issuer not involving a public offering.

         In December 2000, the Company also granted warrants to six persons to purchase an aggregate of 1,999,332 shares of our common stock. In December these warrants were exercised at $.15 (fifteen cents) per share with proceeds to the Company of $299,900. Such issuances were pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In March 2001, pursuant to the Equity Credit Line Agreement dated March 29, 2001, we issued 500,000 shares of our common stock, valued at $.30 per share, to Yorkville Management Advisors LLC. We also issued a warrant to May Davis to purchase 100,000 shares of our common stock exercisable at $.33 per share which warrant was subsequently cancelled and reissued to Yorkville. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In April and May 2001 we issued to fourteen accredited investors 5% convertible debentures in the aggregated principal amount of $300,000. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On March 29, 2001, we entered into an Equity Line of Credit Agreement ("Equity Line Agreement") with Cornell Capital Partners LP ("Cornell") to sell to Cornell, subject to certain limitations and conditions, from time to time, up to $5 million of our common stock. Pursuant to such Equity Line Agreement, during the period ended September 30, 2001, we issued at various times to Cornell, an aggregate of 3,663,003 shares of our common stock. The shares of common stock issued underlying the Equity Line Agreement were registered with the SEC on Form SB-2, which was declared effective on June 5, 2001.




During the period ended June 30, 2001, the Company sold an aggregate of $300,000 of its 5% convertible debentures. The debentures will be due in 2006 and interest on the debentures will be computed on the basis of a 365 day year. The debentures will be convertible at a conversion price equal to either (a) $.50 per share or (b) an amount equal to eighty percent (80%) of the lowest five (5) closing bid prices of the Company's common stock for the twenty (20) trading days immediately preceding the conversion date. The shares of common stock issued underlying the convertible debentures were registered with the SEC on Form SB-2, which was declared effective on June 5, 2001. As of November 1, 2001, certain holders had converted an aggregate of $108,200 of their debentures with an aggregate of $191,800 of convertible debentures, which have not yet been converted, still outstanding.

         On August 2, 2001, the Company completed the acquisition of certain assets of an unrelated entity. The purchase price agreed to was as follows: (a) $65,000 in cash at closing; (b) issuance of a $44,000 non-interest bearing note payable in equal monthly installments of $4,000 commencing September 2001 and
(c) the issuance of a $39,000 non-interest bearing note payable no later than 30 days after closing upon the satisfaction of certain conditions. The Company also issued 300,000 restricted shares of its common stock (valued at $18,000) as part of the purchase price.

         On February 28, 2002, the Company issued an aggregate of 470,000 shares of its restricted common stock to an aggregate of six individuals for services rendered to the Company. Such shares were valued at $.02 per share. Of such shares issued, 300,000 shares of common stock were issued to Sean Fitzgerald, a former officer of the Company and John Fitzgerald's son, and 25,000 shares of common stock were issued to Kiernan Fitzgerald, an employee of the Company and John Fitzgerald's daughter.

         On March 1, 2002 the Company issued 100,000 shares of its restricted common stock to its then president, John Fitzgerald, for services rendered. Such shares were valued at $.02 per share.



         Effective March 15, 2002, we entered into a Stock Purchase Agreement dated March 14, 2002 with PUPS Investment, LLC, a Florida limited liability company, pursuant to which we agreed to issue and sell to PUPS Investments, and PUPS Investment agreed to purchase, from time to time in accordance with a schedule of purchases and sales over three (3) month period, an aggregate of 21,500,000 shares of our common stock, for an aggregate purchase price of $500,000. The initial purchase of 7,500,000 shares was completed on the March 14, 2002 for an aggregate purchase price of $150,000. PUPS Investment had also loaned $150,000 to us at various times between January 29, 2002 and March 13, 2002. On the March 15, 2002, such loans were terminated and all sums were treated as a prepayment toward the total initial purchase price. As of December 31, 2002, we issued the entire block of 21,500,000 shares of common stock with the remaining balance of $200,000 to be received by us in 2003. As of April 5, 2003, we received an additional $125,000 in cash leaving a balance due to us of $75,000.

         The Purchase Agreement also provided PUPS Investment with an option to purchase from us, at any time on or before December 31, 2002, up to an additional 16,666,666 shares of our common stock for an aggregate purchase price of $500,000. This option expired unexercised. The Purchase Agreement further provides that we must appoint a representative of PUPS Investment to our Board of Directors. We also agreed to pay a 5% finder's fee to Professional Management and Consulting Services Group, Inc. in connection with the Purchase Agreement.

         Simultaneously with the execution of the Purchase Agreement, PUPS Investment acquired all right, title and interest in a promissory note dated May 3, 2000 executed and delivered by us in favor of PNC Bank, National Association in the original principal amount of $300,000. In consideration of PUPS Investment's acquisition of this note held by PNC, we agreed to make it convertible into 12,651,853 shares of common stock. PUPS Investment exercised the Conversion Agreement in full, effective March 15, 2002. This transaction also included the issuance of an additional 100,000 shares of our common stock to PNC to settle the default on the note.

         On February 28, 2002, the Company entered into a Termination Agreement with Cornell Capital Partners, L.P., a Delaware limited partnership ("Cornell"), terminating the existing Equity Line of Credit Agreement, the Registration Rights Agreement and the Escrow Agreement, each dated March 29, 2001, between the Company and Cornell. In addition to the Termination Agreement, the Company entered into a related Non-Negotiable Promissory Note with Cornell dated February 28, 2002 (the "Renewal Note"). The Renewal Note renews and restates a prior note between the Company and Cornell dated July 14, 2001, of which the principal amount was One Hundred Thousand Dollars, and the interest rate was twelve percent (12%) (the "Original Note"). At the time the parties entered into the Renewal Note, there was Five Thousand Dollars of accrued interest on the Original Note.

         Pursuant to the terms of the Renewal Note, the Company agreed to pay Cornell One Hundred Five Thousand Dollars with interest thereon at the rate of eight percent per annum. The principal and interest on the Renewal Note is payable in twelve equal monthly installments of Nine Thousand One Hundred Thirty Three Dollars, commencing March 15, 2002. As additional consideration for the Termination Agreement and the Renewal Note, the Company issued to Cornell Fifty Thousand restricted shares of the Company's Common Stock.

         The payment and the performance of the Renewal Note has been unconditionally guaranteed personally by the Company's Chairman of the Board and President, John Fitzgerald (the "Guaranty"). The Renewal Note and the Guaranty are secured by a Pledge Agreement dated February 28, 2002 (the "Pledge Agreement") by and between Cornell and Mr. Fitzgerald. Under the Pledge
Agreement, Mr. Fitzgerald pledged to Cornell and granted to Cornell a first-priority security interest in Five Million (5,000,000) shares of the Company's Common Stock held of record by Mr. Fitzgerald. Pursuant to the Pledge Agreement, Mr. Fitzgerald unconditionally agreed that if the Company defaults on the Renewal Note, Cornell shall have the right to take and/or sell a number of the pledged shares equal to the entire principal balance and accrued interest outstanding and owed to Cornell under the Renewal Note and Guaranty.

         During the period ended June 30, 2002, the Company issued an aggregate of 1,800,000 shares of its common stock to three individuals for an aggregate purchase price of $54,000 and issued 900,000 shares of its common stock to one individual for a purchase price of $18,000.

         During the period ended June 30, 2002, the Company issued 4,000,000 shares of its common stock to one investor, PUPS Investment, LLC, at a purchase price of $100,000 pursuant to prior stock purchase agreements.

         On August 2, 2002 the Company issued 400,000 shares of its restricted common stock to Donald Quarterman as payment for consulting services rendered to the Company. Such shares were valued at $.0225 per share. Also on such date, the Company issued 250,000 shares of its common stock to Gary Hoyle, the Company's Vice President of Franchise Operations, for services rendered to the Company. Such shares were valued at $.0225 per share.

         On November 26, 2002 we issued 4,000,000 shares to Professional Management and Consulting Services, Inc. (PMCS) and 4,000,000 shares to Merritt Jesson. All of such shares were issued at $.025 per share. We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.



         To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 25, 2003 for the sale of $180,000 in convertible debentures. To date, the investor has provided the Company with an aggregate of $100,000, and is required to provide us with an additional $80,000 in funding upon obtaining shareholder approval authorizing an increase in our authorized shares of common stock and filing of a registration statement with the Securities Exchange Commission registering the shares of common stock underlying the convertible debentures.


         The debentures issued pursuant to the June 2003 Securities Purchase Agreements bear interest at 5%, mature two years from the date of issuance, and are convertible into our common stock, at the investor`s option at anytime within 90 days from June 25, 2003, at the lower of the following:

         o        $0.03; or

         o eighty percent (80%) of the average of the three (3) lowest daily volume weighted average prices of the common stock for the five (5) trading days immediately preceding the conversion date.

         The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. We are obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from July 26, 2003.

         On June 25, 2003, we entered into an equity line of credit with one investor. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the equity line of credit, the investor will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The investor, Cornell Capital Partners, LP is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, LP will retain 7% of each advance under the equity line of credit. In addition, the Company engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the equity line of credit agreement prior to the first sale to the investor of our common stock.

         All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

         ITEM 27.  EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Pick-Ups Plus, Inc., a Delaware corporation.

3.1 Certificate of Incorporation of the Company filed as Exhibit 3A to the registration statement on Form 10-SB filed with the Commission on May 11, 1999 and incorporated herein by reference

3.2 Amendments to Certificate of Incorporation of the Company filed as Exhibit 3.B to the registration statement on Form 10-SB filed with the Commission on May 11, 1999 and incorporated herein by reference

3.3 By-Laws of the of the Company filed as Exhibit 3.C to the registration statement on Form 10-SB/A filed with the Commission on July 7, 1999 and incorporated herein by reference

3.4  Form  of  Certificate   of  Amendment  of  the  Company's   Certificate  of
Incorporation filed with the State of Delaware

4.1 Stock Purchase Agreement by and between Pick-Ups Plus, Inc. and PUPS Investment, LLC, dated March 14, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.2 Conversion Agreement by and between Pick-Ups Plus, Inc. and PUPS Investment, LLC, dated March 14, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.3 Finder's Agreement by and between Professional Management and Consulting Services Group, Inc. and Pick-Ups Plus, Inc., dated March 14, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.4 Termination Agreement by and between Cornell Capital Partners, L.P. and Pick-Ups Plus, Inc., dated February 28, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.5 Non-Negotiable Promissory Note by and between Cornell Capital Partners, L.P., as Payee, and Pick-Ups Plus, Inc. as Maker, dated February 28, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.6 Guaranty by and between Cornell Capital Partners, L.P. and John Fitzgerald as Guarantor, dated February 28, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.7 Pledge Agreement by and between Cornell Capital Partners, L.P. and John Fitzgerald, dated February 28, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.8 Consulting Agreement By and Between Pick-Ups Plus, Inc. and Professional Management and Consulting Services Group, Inc., dated March 14, 2002 and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.9 Warrant Agreement dated March 14, 2002, for the purchase of 1,000,000 Shares of Common Stock at $.05 per share and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.10 Warrant Agreement dated March 14, 2002, for the purchase of 1,000,000 Shares of Common Stock at $.10 per share and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.11 Warrant Agreement dated March 14, 2002, for the purchase of 1,000,000 Shares of Common Stock at $.15 per share and filed as an exhibit to the Company's Form 8-K (File No. 000-28255) filed with the Commission on March 22, 2002.

4.12 Amendment No. 1 to Stock Purchase Agreement and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on April 15, 2003.

4.13 Securities Purchase Agreement, dated June 25, 2003, by and among Pick-Ups Plus, Inc. and Cornell Capital Partners, LP. and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.14 Secured Convertible Debenture, dated June 25, 2003 and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.15 Investor Registration Rights Agreement, dated June 25, 2003, by and among Pick-Ups Plus, Inc. and Cornell Capital Partners, LP and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.16 Pledge Agreement, dated June 25, 2003, given by Merritt Jesson in favor of Cornell Capital Partners, LP and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.17 Escrow Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.18 Equity Line of Credit Agreement, dated June 25, 2003, between Cornell Capital Partners, LP and Pick-Ups Plus, Inc. and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.19 Registration Rights Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc. and Cornell Capital Partners, LP and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.20 Escrow Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc. and Cornell Capital Partners, LP in connection with the Equity Line of Credit of Credit Agreement and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.

4.21 Placement Agent Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc., Cornell Capital Partners, LP and Katalyst Securities LLC and filed as an exhibit to the Company's Form 10-KSB (File No. 000-28255) filed with the Commission on July 3, 2003.


4.22 Security Agreement, dated June 25, 2003, entered into between the Company, Cornell Capital Partners, LLP and Robert Ellis and filed as an exhibit to the Company's Form 8-K/A (File No. 000-28255) filed with the Commission on August 21, 2003.

4.23 Security Agreement, dated June 25, 2003, entered into between the Company, Cornell Capital Partners, LLP and Donald Quarterman and filed as an exhibit to the Company's Form 8-K/A (File No. 000-28255) filed with the Commission on August 21, 2003.


5.1  Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

23.1 Consent of Independent Auditors (filed herewith).

23.3 Consent of legal counsel (see Exhibit 5.1).

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Cincinnati, State of Ohio, on September 4, 2003.






Dated: September 4, 2003             By: /s/ Merritt Jesson

                                      -------------------------
                                      Principal Executive Officer



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                              SIGNATURE TITLE DATE






/s/ Merritt Jesson               Chief Executive Officer,      September 4, 2003
                                 Principal Executive
                                 Officer and Director

/s/ Robert White                 Secretary,                    September 4, 2003
-------------------------        Chief Financial Officer,
Robert White                     Principal Accounting Officer,
                                 and Director


-------------------------        Director                      September 4, 2003
William Angell






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